UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to §240.14a-12

MARRONE BIO INNOVATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARRONE BIO INNOVATIONS, INC.

1540 Drew Ave.

Davis, CA 95618

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 30, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 annual meeting of stockholders of Marrone Bio Innovations, Inc., a Delaware corporation. The meeting will be held on May 30, 2018 at 9:00 a.m. Pacific time at our corporate headquarters located at 1540 Drew Ave., Davis, California 95618.

Proposals to be considered at the annual meeting:

1.	Election of Richard Rominger to our board of directors as Class II director to serve for the ensuing three years and until his successor is elected.

2.	Approval of an increase to the maximum aggregate number of shares authorized under the Marrone Bio Innovations, Inc. 2013 Stock Incentive Plan by 3,500,000 to 14,452,472 shares, in accordance with Nasdaq Listing Rule 5635(c).

3.	Ratification of the selection by the audit committee of our board of directors of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the 2018 annual meeting of stockholders is April 12, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote on the matters to be considered as promptly as possible in order to ensure your representation at the meeting. You may vote via the Internet or by returning the enclosed proxy card. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

Pamela G. Marrone, Ph.D.
Chief Executive Officer

Davis, California

April 30, 2018

This notice, the accompanying proxy statement and the form of proxy are first being mailed or otherwise distributed to our stockholders on or about April 30, 2018.

ANNUAL MEETING OF STOCKHOLDERS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TABLE OF CONTENTS

1540 Drew Ave.

Davis, CA 95618

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why are these proxy materials being made available?

On or about April 30, 2018, we will mail to our stockholders of record and beneficial owners a 2018 Notice and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the proxy materials). We are providing you with these proxy materials because the board of directors of Marrone Bio Innovations, Inc. (which we refer to in this proxy statement as MBI, the Company, we, or us) is soliciting your proxy to vote at the 2018 annual meeting of stockholders, which we refer to as the annual meeting. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply vote your shares by proxy via the Internet or by completing, signing and returning the enclosed proxy card.

How do I attend the annual meeting?

The annual meeting will be held on May 30, 2018 at 9:00 a.m. Pacific Daylight Time at our corporate headquarters located at 1540 Drew Ave., Davis, California 95618.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 12, 2018 will be entitled to vote at the annual meeting. On the record date, there were 102,092,613 shares of common stock outstanding and entitled to one vote each.

Stockholder of Record: Shares Registered in Your Name

If, on April 12, 2018, your shares of our common stock were registered directly with American Stock Transfer and Trust Company, LLC, our transfer agent for our common stock, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your proxy on the matters to be considered as promptly as possible in order to ensure your representation at the meeting. You may vote your proxy via the Internet or by returning the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 12, 2018, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

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What am I voting on?

There are three matters scheduled for a vote and for which we are soliciting your proxy:

1.	Election of Richard Rominger to our board of directors as Class II director.

2.	Approval of an increase to the maximum aggregate number of shares authorized under the Marrone Bio Innovations, Inc. 2013 Stock Incentive Plan, or the 2013 Plan, by 3,500,000 to 14,452,472 shares, in accordance with Nasdaq Listing Rule 5635(c), which we refer to herein as the 2013 Plan Increase.

3.	Ratification of the selection by the audit committee of our board of directors of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

You may either vote “For” our nominee to the board of directors, or you may “Withhold” your vote for such nominee. For the proposals regarding the 2013 Plan Approval and ratification of the selection of Marcum LLP as our independent registered public accounting firm, you may vote “For” or “Against” the proposal or abstain from voting.

How do I vote?

The procedures for voting are as follows:

Voting via the Internet —

●	Voting via the Internet—You can vote your shares via the Internet by following the instructions in the enclosed proxy card. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to mail a proxy card.

●	Voting by Mail—You can vote your shares by mail by returning the enclosed proxy card per the instructions on the card.

What if I return a proxy card or otherwise complete a ballot or give voting instructions but do not make specific choices?

If you return a signed and dated proxy card or otherwise complete a ballot or voting instructions without marking your selections, your shares will be voted, as applicable, “For” the election of Richard Rominger, “For” the 2013 Plan Increase and “For” the ratification of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We are paying for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on the Notice and vote your shares for each name or account to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

●	You may submit another properly completed proxy card with a later date;

●	You may grant a subsequent proxy through our Internet voting site;

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●	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 1540 Drew Ave., Davis, California 95618; or

●	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy. Please remember, as mentioned above, if you are a beneficial owner of shares you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent that holds your shares in street name.

If your shares are held by your broker, bank or another agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals due for next year’s annual meeting?

Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our bylaws and the rules established by the SEC. Proposals of stockholders intended to be presented at next year’s annual meeting of stockholders and included in our proxy materials for that meeting must be submitted in writing and received by us, Attention: Corporate Secretary, at 1540 Drew Ave., Davis, California 95618, not less than 45 days or more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the 2018 annual meeting of stockholders (i.e., not earlier than February 14, 2019 and not later than March 16, 2019), after which the notice is untimely. If you wish to submit a proposal that is not to be included in next year’s proxy materials, you must do so not less than 45 days prior to the date of next year’s annual meeting. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What are broker non-votes? How do I vote if I hold my shares in street name?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to routine “discretionary” items, but not with respect to “non-discretionary” items under the rules of the New York Stock Exchange, or NYSE. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under NYSE rules, elections of directors and amendments to equity compensation plans are considered to be non-routine and, therefore, brokers and other nominees will not be able to vote in the election of directors or with respect to the 2013 Plan Increase unless they receive instructions from the beneficial owners of the shares. Ratification of an independent registered public accounting firm is considered to be routine and, therefore, brokers and other nominees will be able to vote for the ratification of the public accounting firm without instructions from the beneficial owners of the shares.

How many votes are needed to approve each of the proposals?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For,” “Withhold” and broker non-votes votes with respect to Proposal 1 and who will separately count “For,” “Against” and “Abstain” votes with respect to Proposal 2 and Proposal 3.

1.	Proposal 1—Election of Richard Rominger for Class II director. Mr. Rominger will be elected if he receives the most “For” votes cast (among votes properly cast in person or by proxy). Broker non-votes will not count for or against the nominee.

2.	Proposal 2—2013 Plan Increase. This proposal must receive a “For” vote from the holders of a majority of the voting power present and entitled to vote either in person or by proxy on the proposal. If you “Abstain” from voting, it will have no effect. Broker non-votes will have no effect and will not be counted towards the vote total for the proposal.

3.	Proposal 3—Ratification of the selection by the audit committee of our board of directors of Marcum LLP as the independent registered public accounting firm of Marrone Bio Innovations for our fiscal year ending December 31, 2018. This proposal must receive a “For” vote from the holders of a majority of the voting power present and entitled to vote either in person or by proxy on the proposal. If you “Abstain” from voting, it will have no effect.

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What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at the meeting there are present in person or represented by proxy the holders of outstanding shares of common stock entitled to cast a majority of the votes that could be cast by all outstanding shares of common stock. On the record date, there were 102,092,613 shares of common stock outstanding, all of which are entitled to vote. Thus, holders of shares representing at least 51,046,307 votes must be present in person or represented by proxy at the meeting to have a quorum.

Shares that are voted in person or by proxy are treated as being present at the meeting for purposes of establishing a quorum. Abstentions and broker non-votes will also be counted for purposes of calculating whether a quorum is present at the annual meeting. If there is no quorum, the holders of shares representing a majority of the votes present at the meeting may adjourn the meeting to another date.

How many votes do I have?

On each matter to be voted upon, for holders of our common stock, you have one vote for each share of common stock you owned as of April 12, 2018.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL ONE

ELECTION OF CLASS II DIRECTOR

Pursuant to our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. The total number of authorized directors on our board of directors upon the commencement of the 2018 annual meeting has been fixed at six by a resolution of our board of directors.

There is one nominee for Class II director at this annual meeting, Richard Rominger, who is currently a member of our board of directors. Stockholders cannot submit proxies voting for a greater number of persons than the one nominee named in this Proposal One. The director to be elected will hold office until the 2021 annual meeting of stockholders and until his successor is elected or until such director’s death, resignation or removal. Mr. Romigner has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

There are no family relationships between any of our directors, our nominee or our executive officers. There are also no arrangements or understandings between any director, the nominee or any executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer, except as described below under “—Director Nomination Process.”

Director Nomination Process

On December 15, 2017, we entered into a securities purchase agreement (the “Purchase Agreement”) with Ospraie Ag Science LLC (“Ospraie”) and other parties named therein (for more information, see “Transactions with Related Persons – Certain Related-Person Transactions – Purchase Agreement and Debt Refinancing”). Immediately prior to the closing of the transactions contemplated by the Purchase Agreement, in accordance with the terms thereof, we appointed two designees of Ospraie, Robert A. Woods and Yogesh Mago, as Class I directors of our board of directors to serve until the 2020 annual meeting of stockholders. In addition, in accordance with the Purchase Agreement, we appointed (i) one of the designees, Mr. Woods, as chair of our board of directors, (ii) one of the designees, Mr. Woods, as chair of our compensation committee of our board of directors, (iii) both of the designees as members of our nominating and corporate governance committee of our board of directors and (iv) one of the designees, Mr. Mago, as chair of our nominating and corporate governance committee of our board of directors. In addition, subject to the terms and conditions of Purchase Agreement, we agreed to take all necessary actions to procure the election of two additional qualified directors timely designated by Ospraie to our board of directors as Class II directors at our annual meeting.

Upon the closing of the transactions contemplated by the Purchase Agreement, we entered into a Voting and Lock-up Agreement (the “Voting and Lock-up Agreement”) with Ospraie and one of its affiliates, Ivy Science & Technology Fund, Waddell & Reed Advisors Science & Technology Fund and Ivy VIP Science & Technology (collectively, “Waddell”), Ardsley Advisory Partners and certain of its affiliates (“Ardsley”), and Pamela G. Marrone, our Chief Executive Officer, collectively referred to herein as the “Voting Parties” (for more information, see “Transactions with Related Persons – Certain Related-Person Transactions – Voting and Lock-up Agreement”). Subject to the terms and conditions of the Voting and Lock-up Agreement, each of the Voting Parties agreed to vote its, her or his existing shares of our common stock in favor of any two eligible nominees to our board of directors at our annual meeting in accordance with written instructions timely provided by Ospraie. Collectively, the Voting Parties owned 66,584,691 shares, or 65.2% of our common stock outstanding as of the record date.

As of April 15, 2018, the 45th day prior to the date of the annual meeting, we had not received any nominations from Ospraie in accordance with the Purchase Agreement. Accordingly, upon the recommendation of our nominating and corporate governance committee, our board of directors determined to nominate Mr. Rominger. If Ospraie delivers written instructions to the other Voting Parties no later than May 24, 2018, the third business day prior to the date of the annual meeting, with respect to the election of Mr. Rominger or any other eligible nominee for director, the other Voting Parties will be required, in accordance with the Voting and Lock-Up Agreement, to vote for such nominee.

Required Vote

Mr. Rominger will be elected if he receives the most “For” votes (among votes properly cast in person or by proxy). Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Rominger. If Mr. Rominger becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for Mr. Rominger will instead be voted for the election of a substitute nominee proposed by our board of directors and the nominating and corporate governance committee.

Under NYSE rules, brokers are prohibited from giving proxies to vote on elections of directors unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to the election of Mr. Rominger in this Proposal One if you want your broker to vote your shares on the matter. Otherwise, your shares will be treated as broker non-votes. Broker non-votes will have no effect on the outcome of the vote.

Recommendation

The board of directors recommends a vote FOR the election of the nominee named in Proposal One.

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INFORMATION REGARDING OUR NOMINEE AND DIRECTORS

The following table sets forth information as of April 12, 2018 with respect to our nominee for election as a Class II director of our board of directors, as well as our continuing directors.

Class II Director Nominee

Name	Age	Position
Richard Rominger	90	Compensation Committee Member and Nominating and Corporate Governance Committee Member

Continuing Directors

Name	Age	Class(1)	Position
Pamela G. Marrone, Ph.D.	61	I	Chief Executive Officer
Robert A. Woods	74	I	Chair of the Compensation Committee, Audit Committee Member and Nominating and Corporate Governance Committee Member
Yogesh Mago	36	I	Chair of the Nominating and Corporate Governance Committee
George H. Kerckhove	80	III	Chair of the Audit Committee
Zachary S. Wochok, Ph.D.	75	III	Audit Committee Member and Compensation Committee Member

(1)	The terms of Class I directors will expire at the 2020 annual meeting. The terms of Class III directors will expire at the 2019 annual meeting.

Nominee for Class II Director

Richard Rominger has served on our board of directors since our inception in 2006 and was the Chair of our board of directors from 2008 to 2013. Mr. Rominger is a fourth generation Yolo County, California farmer and is active in farm organizations and cooperatives. Mr. Rominger served as Director (Secretary) of the California Department of Food and Agriculture from 1977 to 1982 and was the Deputy Secretary at the U. S. Department of Agriculture in Washington, DC from 1993 to 2001. As the Department’s chief operating officer, he was responsible for over 100,000 employees and a budget of approximately $100 billion. Mr. Rominger has served as a production agriculture advisor at University of California, Davis, University of California, Riverside, California State University, Fresno and California Polytechnic State University, San Luis Obispo and has served on the advisory committee of the Agricultural Sustainability Institute at University of California, Davis and as a special advisor to the Chancellor at University of California, Davis. He is a member of the University of California President’s Advisory Commission on Agriculture and Natural Resources and the California Roundtable on Agriculture and the Environment and serves on the board of directors of Oryzatech, Inc., a plant based building material company. Mr. Rominger earned a B.S. in Plant Science from University of California, Davis and graduated summa cum laude. We believe Mr. Rominger’s qualifications to sit on our board of directors include his years of government experience and his perspective gained as a leader in keeping American agriculture healthy and sustainable.

Continuing Directors

Pamela G. Marrone, Ph.D. is our founder and has served as our Chief Executive Officer and a member of our board of directors since our inception in 2006, as well as serving as our President from inception through January 2015 and from September 2015 to August 2017. Prior to founding the Company, in 1995 Dr. Marrone founded AgraQuest, Inc. (acquired by Bayer), where she served as chief executive officer until May 2004 and as President or Chairman from such time until March 2006, and where she led teams that discovered and commercialized several bio-based pest management products. She served as founding president and business unit head for Entotech, Inc., a biopesticide subsidiary of Denmark-based Novo Nordisk A/S (acquired by Abbott Laboratories), from 1990 to 1995, and held various positions at the Monsanto Company from 1983 until 1990, where she led the Insect Biology Group, which was involved in pioneering projects in transgenic crops, natural products and microbial pesticides. Dr. Marrone is an author of over a dozen invited publications, is in demand as a speaker and has served on the boards and advisory councils of numerous professional and academic organizations. In 2016, Dr. Marrone was elected to the Cornell University Board of Trustees. In 2013, Dr. Marrone was named the Sacramento region’s “Executive of the Year” by the Sacramento Business Journal and “Cleantech Innovator of the Year” by the Sacramento Area Regional Technology Alliance and Best Manager with Strategic Vision by Agrow in 2014. Dr. Marrone earned a B.S. in Entomology from Cornell University and a Ph.D. in Entomology from North Carolina State University. We believe Dr. Marrone’s qualifications to sit on our board of directors include the fact that, as our founder, Dr. Marrone is uniquely familiar with the business, structure, culture and history of our company and that she also brings to the board of directors considerable expertise based on her management and technical and commercialization experience in the biopesticide industry.

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Robert A. Woods has served on our board of directors and as Chairman of the board of directors since February 2018. He has more than fifty years of experience in agribusiness and agriculture products. Since 2012, Mr. Woods has served as the Chairman and Chief Executive Officer of Targeted Growth Inc., a biotechnology firm focused on improving yield in agronomic crops. Prior to that, he served as Chief Executive Officer of Athena Biotechnologies, Inc., Chairman of Syngenta Corporation, Group President for Zeneca Ag Products and CEO of Garst Seed Company. He has been a consultant and advisor with Gowan Company since 2004 and currently serves on the board of directors as a member of the audit and compensation committees. From 2007 to 2016, Mr. Woods was a consultant and board member with Vertellus Specialties Inc. Since February 2018, Mr. Woods has served as a consultant with Ospraie Management LLC. Mr. Woods has a Bachelors’ degree in Agriculture and Horticulture from the University of Manitoba in Winnipeg, Manitoba. We believe Mr. Woods’s qualifications to sit on our board of directors include his extensive experience in agribusiness and agriculture products, and his experiences serving on the board of other companies in the biotechnology industry.

George H. Kerckhove has served on our board of directors since July 2014. He served on the board of directors for Gundersen Medical Foundation from 2010 to 2016 and previously served on the board of directors for Merix Corporation, where he chaired the audit committee. He worked with the American Standard Companies from 1988 through 2000, where he served as VP and chief financial officer, executive VP and global sector manager of various countries and president and general manager of the European Division. Prior to that, he served in a variety of positions from 1962 through 1987 with The Trane Company, from product manager in several product departments, VP and general manager, Process Equipment Division, and executive VP and general manager of both the US and International Commercial Equipment Divisions. Mr. Kerckhove received Bachelor of Science degrees in Agricultural Engineering and Mechanical Engineering, a Master of Science Degree in Mechanical Engineering, and an MBA, all from the University of Wisconsin in Madison. We believe Mr. Kerckhove’s qualifications to sit on our board of directors include his education in agricultural engineering and his extensive experience in finance, accounting and management in global publically traded companies.

Yogesh Mago has served on our board of directors since February 2018. He has been a consultant for Ospraie Management LLC since October 2016 and has over a decade of experience in investing across a variety of industries globally, including agriculture, travel, consumer, transportation, industrials and real estate. He has been a private investor since June 2010, and is also the portfolio manager, founder and managing partner of Eunonia Management LLC and Eunoia Investment Fund LP, a value-oriented investment company he founded in June 2015. Previously, Mr. Mago worked as a senior investment analyst at hedge funds Ospraie from July 2005 to August 2008, and Merchants’ Gate Capital LP from September 2008 to August 2010. Mr. Mago is the president and co-founder of Operation Water Inc., a nonprofit organization that aims to deliver sustainable access to clean water in impoverished countries through the development of scalable infrastructure projects. Mr. Mago has a Bachelor’s degree in Finance and International Business from New York University. We believe Mr. Mago’s qualifications to sit on our board of directors include his extensive experience in financial, strategic and other corporate transactions and his perspective working with companies in the agriculture industry.

Zachary S. Wochok, Ph.D. has served on our board of directors since May 2016. He served as president and founder of The Wochok Group, LLC, a management consulting firm, since October 2011. For over 25 years, Dr. Wochok has held executive positions in the agribusiness, biotechnology and food industries, including service as Chairman of PGP International, Inc., a food ingredients company, from April 2011 to October 2011 and as its chief executive officer from February 1996 to March 2011, as the Chairman and Chief Executive Officer of NURTURE, Inc., as president and chief operating officer of Calgene, Inc., which was then publicly traded, and as the chief executive officer of Plant Genetics, Inc., during which time the company completed an initial public offering and later merged with Calgene, Inc., creating the largest plant biotechnology company in the United States at the time. Dr. Wochok has served as a director and President of Grazix Animal Health, Inc. since July 2015; as Director of Live Leaf, Inc. since April 2017; on the board of Nucelis, Inc., a fermentation based specialty chemical company, from March 2012 to December 2014; as advisor to the board of directors of Cibus Global, Ltd. from January 2015 to July 2017; as agricultural technology business advisor to Alexandria Real Estate Equities, Inc. from January 2015 to February 2017; and on the Advisory Board of AgTech Accelerator from May 2016 to May 2017. He has also served as business development manager in the new ventures department at Monsanto and a lead scientist for Weyerhaeuser Company. Dr. Wochok began his career as a professor of biology at the University of Alabama, following an NIH funded post-doctoral position at Yale University. Dr. Wochok received a B.S. in Biology from LaSalle University, an M.S. in Biology from Villanova University and a Ph.D. in Cell Biology and Plant Physiology from the University of Connecticut. We believe Dr. Wochok’s qualifications to sit on our board of directors include his education in biology and plant physiology and extensive experience serving public and private companies in the agriculture and biotechnology industries as an advisor, senior executive or director.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors and Leadership Structure

Our board of directors currently consists of six members.

In accordance with our amended and restated certificate of incorporation and amended and restated bylaws, our board of directors has been divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election. Our current directors have been divided among the three classes as follows:

●	The Class I directors are Pamela G. Marrone, Ph.D., Robert A. Woods and Yogesh Mago, and their terms will expire at the annual general meeting of stockholders to be held in 2020.

●	The Class II director is Richard Rominger, and his term will expire at the annual general meeting of stockholders to be held on May 30, 2018.

●	The Class III directors are George H. Kerckhove and Zachary S. Wochok, Ph.D., and their terms will expire at the annual general meeting of stockholders to be held in 2019.

The board of directors currently separates the role of Chairman and Chief Executive Officer, with Dr. Marrone serving as Chief Executive Officer and Mr. Woods serving as Chairman. The board of directors believes that separating these two roles promotes balance between the independent authority of the board of directors to oversee our business and the Chief Executive Officer and our management team, which manages the business on a day-to-day basis. The current separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus her time and energies on operating and managing the Company and leverages the experience and perspectives of the Chairman.

We believe the board of directors maintains effective independent oversight through a number of governance practices, including our strong committee system, open and direct communication with management, input on meeting agendas and regular executive sessions.

In addition, the board of directors has established the following procedures for selecting the presiding director during the executive sessions of the board of directors. The presiding director will be (i) the Chairman of the board of directors or (ii) another director appointed by the independent directors. In fiscal year 2017, our former board Chairman, Timothy Fogarty presided at each of the executive sessions of our board of directors.

Director Independence

Nasdaq rules generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3 and Rule 10C-1, a committee member may not, other than in his or her capacity as a member of the board of directors or any board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

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Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Our board of directors has also reviewed whether the directors that comprise our audit committee and compensation committee satisfy the independence standards for those committees established by the applicable SEC rules and Nasdaq rules. In making this determination, our board of directors has considered the relationships that each of these non-employee directors has with our company and all other facts and circumstances our board of directors deem relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director.

The board of directors has determined that each of George H. Kerckhove, Yogesh Mago, Richard Rominger, Zachary S. Wochok and Robert A. Woods is an independent director within the meaning of Nasdaq Listing Rule 5605(a)(2), that each of Mr. Kerckhove, Dr. Wochok and Mr. Woods further meet the criteria for independence for audit committee members set forth in Rule 10A-3(b)(1) under the Exchange Act and Nasdaq Listing Rule 5605(c)(2), and that each of Mr. Rominger, Dr. Wochok and Mr. Woods further meet the criteria for independence for compensation committee members set forth in set forth in Rule 10C-1(b)(1) under the Exchange Act.

In making its independence determination regarding Mr. Woods and Mr. Mago, the board of directors considered, among other things, that Mr. Woods and Mr. Mago are each consultants to Ospraie Management LLC (“Ospraie Management”), an affiliate of Ospraie, a significant stockholder and warrant holder which we entered into the Purchase Agreement on December 15, 2017 and the Voting and Lock-Up Agreement on February 5, 2018, and that pursuant to their consulting agreements with Ospraie Management, Mr. Woods and Mr. Mago are each paid monthly consulting fees by Ospraie and have each been granted an indirect interest in the equity securities of our Company held by Ospraie and its affiliates. Neither Mr. Woods nor Mr. Mago actively engage in the management of Ospraie or Ospraie Management or have voting control or investment power over the securities owned by Ospraie.

Role of the Board of Directors in Risk Oversight

The board of directors is actively involved in the oversight of our risk management process. The board of directors does not have a standing risk management committee, but administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking and our board of directors is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

The full board of directors, or the appropriate committee, receives reports on risks facing our company from our Chief Executive Officer or other members of management to enable it to understand our risk identification, risk management and risk mitigation strategies. We believe that the leadership structure of our board of directors supports effective risk management because it allows the independent directors on our committees to exercise oversight over management.

Board of Directors Meetings

During the fiscal year ended December 31, 2017, the board of directors held twelve (12) meetings, the audit committee held five (5) meetings, the compensation committee held fifteen (15) meetings and the nominating and corporate governance committee held three (3) meetings. The board of directors also acted by written consent on one (1) occasion and the compensation committee acted by written consent on one (1) occasion. Each of our incumbent directors attended more than seventy-five percent of the meetings of the board of directors and of the committees on which the director served that were held during the last fiscal year. Board members are expected to regularly attend all meetings of the board of directors and committees on which they serve. Our independent directors held an executive session in conjunction with each in-person board meeting during the fiscal year ended December 31, 2017. Last year, Mr. Rominger and Dr. Wochok attended the 2017 annual meeting of stockholders, and the remaining members of the board of directors then serving did not attend.

Contacting the Board of Directors

Any stockholder who desires to contact our board of directors, committees of the board of directors and individual directors may do so by writing to: Marrone Bio Innovations, Inc., 1540 Drew Ave., Davis, California 95618 Attention: Linda V. Moore, General Counsel. Ms. Moore will direct such communication to the appropriate persons.

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Committees of the Board of Directors

In fiscal year 2017, our board of directors had three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of our committees are below.

Audit Committee

Our audit committee members are Mr. Kerckhove, Dr. Wochok and Mr. Woods, each of whom is a non-employee member of our board of directors. Mr. Kerckhove is our audit committee chair and is our audit committee financial expert, as defined under the applicable SEC rules. Our board of directors has determined that each of Mr. Kerckhove, Dr. Wochok and Mr. Woods is independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Exchange Act and further satisfy the additional independence requirements for service on the Audit Committee under Nasdaq Listing Rule 5605(c)(2).

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our critical accounting policies and estimates; and annually reviews the audit committee charter and the committee’s performance. The audit committee operates under a written charter adopted by the board of directors that satisfies the applicable standards of Nasdaq.

Compensation Committee

Our compensation committee members are Mr. Rominger, Dr. Wochok and Mr. Woods, each of whom is a non-employee member of our board of directors. In accordance with the Purchase Agreement, Mr. Woods has been designated our compensation committee chair. Our board of directors has determined that each of Mr. Rominger, Dr. Wochok and Mr. Woods is independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and the criteria for independence set forth in Rule 10C-1(b)(1) under the Exchange Act. The board of directors also determined that each of Mr. Rominger and Dr. Wochok is a non-employee director under Rule 16b-3 of the Exchange Act, but that Mr. Woods may be deemed to be an employee director under that rule as a result of his consulting relationship with Ospraie Management.

Our compensation committee reviews and recommends programs, arrangements and policies relating to the compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations. The compensation committee approves the issuance of certain stock options and other awards under our stock plans, provided that the compensation committee recommends awards for approval by the board of directors with respect to our executive officers, directors and any other persons subject to Section 16 of the Exchange Act. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members. The compensation committee operates under a written charter adopted by the board of directors that satisfies the applicable standards of Nasdaq. The compensation committee may form and delegate authority under its charter to subcommittees or other persons when appropriate.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee members are Mr. Mago, Mr. Rominger and Mr. Woods, each of whom is a non-employee member of our board of directors. In accordance with the Purchase Agreement, Mr. Mago has been designated our nominating and corporate governance committee chair. Our board of directors has determined that each of Mr. Mago, Mr. Rominger and Mr. Woods is independent within the meaning of Nasdaq Listing Rule 5605(a)(2).

Our nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and the composition of our board of directors. Candidates for directorships are generally identified and considered on the basis of experience, areas of expertise and other factors relative to the overall composition of our board of directors. The nominating and corporate governance committee will also consider candidates for directorship recommended by stockholders that are submitted in compliance with its charter. In addition to making recommendations for director candidates, the nominating and corporate governance committee is responsible for overseeing our corporate governance principles and making recommendations concerning governance matters. The nominating and corporate governance committee operates under a written charter adopted by the board of directors that satisfies the applicable standards of Nasdaq.

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Corporate Governance

Corporate Governance Guidelines

Our board of directors has adopted written Corporate Governance Guidelines to assure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation. The nominating and corporate governance committee assists the board of directors in implementing and adhering to the Corporate Governance Guidelines. Our Corporate Governance Guidelines are available on the investor relations section of our website at investors.marronebio.com under the heading “Corporate Governance.” The corporate governance guidelines are reviewed at least annually by our nominating and corporate governance committee, and changes are recommended to our board of directors with respect to changes as warranted.

Code of Business Conduct and Ethics

We have adopted the Marrone Bio Innovations Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available on the investor relations section of our website (at investors.marronebio.com) under the heading “Corporate Governance.” If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on the investor relations section of our website at investors.marronebio.com under the heading “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

Corporate Governance Materials

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, charters for each committee of the board of directors and other corporate governance documents, are posted on the investor relations section of our website at investors.marronebio.com under the heading “Corporate Governance.” In addition, stockholders may obtain a print copy of our Corporate Governance Guidelines, Code of Business Conduct and Ethics as well as the charters of our audit committee, compensation committee and nominating and corporate governance committee by writing to our Corporate Secretary at 1540 Drew Ave., Davis, California 95618.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our board of directors.

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Director Compensation

Director Compensation for Fiscal Year 2017

Our non-employee directors who served during the fiscal year ended December 31, 2017 received the following compensation for their service on our board of directors.

NAME	FEES EARNED OR PAID IN CASH ($)	TOTAL ($)(1)(2)
Timothy Fogarty(3)	52,500	52,500
Michael Benoff(3)	42,500	42,500
George Kerckhove	48,925	48,925
Kathleen A. Merrigan, Ph.D. (3)	28,750	28,750
Richard Rominger	37,500	37,500
Zachary S. Wochok, Ph.D.	33,822	33,822

(1)	We did not grant equity awards to any directors in the fiscal year ending December 31, 2017, as we did not hold our 2017 annual meeting of stockholders (the “2017 Annual Meeting”) until January 31, 2018. Consistent with our non-employee director compensation policy in effect during 2017, on January 30, 2018, we granted each of Mr. Fogarty, Mr. Kerckhove, Mr. Rominger and Dr. Wochok, comprising each director continuing to serve after the 2017 Annual Meeting, 21,301 restricted stock units (“RSUs”), each of which vested with respect to 8/12ths of the total shares on January 30, 2018, and with respect to 1/12th the of the total shares subject to the grant monthly thereafter (provided that Mr. Fogarty’s RSUs ceased vesting upon his resignation from the Board on February 5, 2018). In addition, on January 30, 2018, we granted each of Mr. Benoff and Dr. Merrigan 14,201 fully vested RSUs, or 8/12ths of the award made to the continuing directors, in respect of approximately 8 months of service from the date of the anniversary of our 2016 annual meeting of stockholders. Vested RSUs are settled in common stock of the Company upon the director’s separation from service for the Company.

(2)	The following table sets forth the aggregate number of option awards and RSUs held by each non-employee director as of December 31, 2017:

NAME	AGGREGATE NUMBER OF OPTION AWARDS	AGGREGATE NUMBER OF RESTRICTED STOCK UNITS
Timothy Fogarty	17,335	54,745
Michael Benoff	—	78,620
George Kerckhove	20,866	54,745
Kathleen A. Merrigan, Ph.D.	—	76,496
Richard Rominger	29,521	54,745
Zachary S. Wochok, Ph.D.	—	95,810

(3)	Mr. Benoff and Dr. Merrigan did not stand for re-election at our 2017 annual meeting of stockholders. All RSUs held by each of Mr. Benhoff and Dr. Merrigan that were vested as of the date of our 2017 annual meeting of stockholders settled upon completion of their service as a director. Mr. Fogarty resigned from our board of directors on February 5, 2018. All RSUs held by Mr. Fogarty that were vested as of that date settled upon completion of his service as a director.

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Discussion of Director Compensation

Directors who are employees of ours do not receive any compensation for their service on our board of directors. The following compensation policy was applicable to all of our non-employee directors during 2017:

●	Initial Equity Grants. Each non-employee director who joined the board of directors would receive RSUs valued at $40,000, with one-third of the RSUs vesting on the first anniversary of the director’s service and the remainder vesting monthly thereafter.

●	Annual Retainers. Each non-employee director would receive an annual retainer for service on the board of directors valued at $50,000, consisting of $25,000 in cash and the remainder in RSUs, in addition to annual cash retainers for service as chair of our board of directors, or as a member or chair of committees of our board of directors, as set forth in the table below. Cash retainers were paid on a quarterly basis, with RSUs awarded at our annual stockholders meeting and vesting after one year.

Additional annual retainer fees for service as Chair of the Board of Directors	$20,000

Additional annual retainer fees for service as a member or chair of (with chair fees inclusive of fees for service as a member):	Member	Chair

Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$3,750	$7,500

The above director compensation policy was adopted by our board of directors in 2015 in consideration of a number of factors, including its assessment of previous compensation policies and a director compensation report from Pearl Meyer & Partners, LLC, or Pearl Meyer, which our board of directors engaged to prepare a competitive assessment of non-employee director compensation. In August 2015, Pearl Meyer delivered a report to the board of directors regarding market practices, recommending changes, based on our financial and size metrics, that was intended to bring our director compensation more comparable to the 25th percentile of peers in our industry.

In March 2018, based on recommendation it received from the compensation committee, our board of directors approved amendments to the director compensation policy in consideration of a number of factors, including to conserve cash, to more closely align the interest of our directors with our stockholders, and in light of our agreement, pursuant to the Purchase Agreement, that any directors employed by Ospraie would receive equity-based compensation in lieu of any cash compensation. The changes included increasing the value of our initial equity grants to directors, as well as replacing all cash components of director compensation with equity compensation, while increasing the value of such equity compensation in lieu of cash by approximately 20% (as determined by the board based on the average of the closing price of our common stock as quoted on the Nasdaq Capital Market for the final ten trading days of the fiscal year ended December 31, 2017). Following these changes, our non-employee director compensation policy is as follows, with retroactive application to January 1, 2018:

●	Initial Equity Grants. Each non-employee director who joins the board of directors will receive RSUs valued at $50,000, based on the average of the closing price of our common stock as quoted on the Nasdaq Capital Market for the ten trading days prior to and including such director’s date of appointment, with one-third of the RSUs vesting on the first anniversary of the director’s service, and with respect to 1/36th of the total shares vesting monthly thereafter for 24 months, such that all the shares will be fully vested upon the third anniversary of the director’s service.

●	Annual Meeting Grant. Each non-employee director continuing to serve as of our annual stockholders’ meeting will receive RSUs valued at $25,000, based on the average of the closing price of our common stock as quoted on the Nasdaq Capital Market for the ten trading days prior to and including the date of the annual meeting, with all such RSUs vesting after one year.

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●	Quarterly Retainers. Each non-employee director will also receive a retainer for service on the board of directors, in addition to retainers for service as chair of our board of directors, or as a member or chair of committees of our board of directors, as set forth in the table below. These retainers will be paid in the form of fully vested RSUs made on a quarterly basis, prorated based on service during the applicable quarter, with such RSUs awarded one the last date of each fiscal quarter.

Annual retainer RSUs for service as a member or chair of (with chair RSUs inclusive of RSUs for service as a member), paid on a quarterly basis:	Member	Chair

Board of Directors	28,250	50,750
Audit Committee	8,500	17,000
Compensation Committee	5,750	11,500
Nominating and Corporate Governance Committee	4,250	8,500

In addition to its standard policies, our board of directors from time to time may consider additional payments to our directors in respect of extraordinary service by such director. For example, in 2018, our board of directors awarded Mr. Woods an initial equity grant of RSUs valued at $75,000 total instead of $50,000, with the additional $25,000 awarded in respect of the substantial additional attention Mr. Woods has provided in connection with his being onboarding as Chairman of the board immediately following the completion of our private placement and debt refinancing transactions.

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers as of April 12, 2018, their positions and their respective ages on that date are:

Name	Age	Position
Pamela G. Marrone, Ph.D.	61	Chief Executive Officer
James B. Boyd	65	President and Chief Financial Officer
Linda V. Moore	71	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer
Tim Johnson, Ph.D.	61	Vice President of Field Development and Technical Services
Keith J. Pitts	54	Senior Vice President and Chief Sustainability Officer
Amit Vasavada, Ph.D.	63	Senior Vice President and Chief Technology Officer

Our executive officers serve at the discretion of the board of directors, subject to rights, if any, under contracts of employment. See the section entitled “Employment Agreements” below. Biographical information for Dr. Marrone is provided above. See the section entitled “Information Regarding Our Nominee and Directors” above.

James B. Boyd was appointed as Chief Financial Officer effective February 2014 and President effective August 2017. Mr. Boyd previously served as chief financial officer of Quantenna Communications and Link-A-Media Devices, both venture capital backed companies, from 2012 to 2013 and from 2010 to 2012, respectively. From 2007 to 2010, he served as chief financial officer and senior vice president of Silicon Storage Technology and from 2000 to 2007, Mr. Boyd served as chief financial officer and senior vice president of ESS Technology, both Nasdaq listed companies. Mr. Boyd earned a B.A. and an M.B.A. in Finance from the University of Wisconsin and a J.D. from Golden Gate University School of Law.

Linda V. Moore was appointed as General Counsel, Secretary and Chief Compliance Officer effective March 2014 and Executive Vice President effective November 6, 2017. Ms. Moore co-founded The Moore Group, where she served as principal from 2005 to 2007, during which time she also served as chief operating officer and general counsel of Mobius Photonics, as well as from 2009 to 2014. From 2007 to 2009, Ms. Moore served as executive vice president, general counsel, chief compliance officer and secretary of Merix Corporation. Ms. Moore has served as an Executive Mentor to Astia (formerly Women’s Technology Cluster) and as a member of the Advisory Board for Remedy Interactive and Opportunity Works. She has also taught at the University of Detroit Mercy and Santa Clara University as an adjunct professor. Ms. Moore earned a J.D. at Michigan State University School of Law.

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Tim Johnson, Ph.D. was appointed as Vice President of Field Development and Technical Services in August 2015. Dr. Johnson previously served as our Global Product Development Director, Product Development Manager and Eastern U.S. Product Development Manager from June 2011 to August 2015, May 2009 to June 2011 and November 2008 to May 2009, respectively. From June 2002 to November 2008, Dr. Johnson served as manager of commercial development for Plato Industries, Ltd. Dr. Johnson earned a B.S. in Entomology and Pest Management from Iowa State University, an M.S. in Entomology from Iowa State University and a Ph.D. in Entomology from Purdue University.

Keith J. Pitts was appointed as Vice President of Regulatory and Government Affairs in July 2008 and Senior Vice President and Chief Sustainability Officer effective August 8, 2016. Previously, from January 2001 to June 2007, Mr. Pitts served as Director of Public Policy at the Pew Initiative on Food and Biotechnology, a non-partisan research and policy organization based in Washington, D.C. From 1986 to 2001, Mr. Pitts worked in senior legislative, administrative, regulatory and public policy roles in both the U.S. Department of Agriculture and the House Committee on Agriculture. Mr. Pitts earned a B.A. in Chemistry from the University of North Carolina.

Amit Vasavada, Ph.D. was appointed as Vice President of Research and Development in March 2014 and Senior Vice President and Chief Technology Officer effective March 16, 2017. From 2009 to 2014, Dr. Vasavada served as a program manager at General Atomics. Since 2006, Dr. Vasavada has served on the scientific advisory board of Vaxiion Therapeutics and from 2008 to 2014 served as scientific advisor to NewCos, an applied microbiology and algae-based technology development company. Dr. Vasavada earned a B.S. in microbiology from Gujarat University, an M.S. in microbiology from University of Louisiana and a Ph.D. in applied microbiology from University of California, Davis.

Executive Compensation Tables

We refer to our Chief Executive Officer and our two other most highly compensated executive officers discussed below as our “named executive officers.” Our named executive officers for fiscal year 2017 were as follows:

●	Pamela G. Marrone, Ph.D., Chief Executive Officer

●	James B. Boyd, President and Chief Financial Officer

●	Linda V. Moore, Executive Vice President, General Counsel, Secretary and Chief Compliance Officer

Summary Compensation Table

The following table presents information regarding compensation earned by or awards to our named executive officers during fiscal years 2017, 2016 and 2015.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	OPTION & RSU AWARDS ($)(1)		NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)		ALL OTHER COMPENSATION ($)(3)	TOTAL ($)

Pamela G. Marrone, Ph.D.	2017	300,000	—	32,750	(4)	—	(5)	11,014	343,764
Chief Executive	2016	300,000	—	88,825	(6)	10,917		10,989	410,731
Officer	2015	300,000	—	—		24,754	(7)	12,306	337,060

James B. Boyd	2017	263,462	—	180,554	(4)	—	(5)	20,447	464,463
President and	2016	250,000	—	319,350	(6)	8,685		10,973	589,008
Chief Financial Officer	2015	248,958	—	—		20,542		10,033	279,533

Linda V. Moore	2017	243,077	—	165,965	(4)	21,000	(5)	13,340	443,382
Executive Vice President,	2016	240,000	—	54,460	(6)	8,322		10,680	313,462
General Counsel, Secretary and Chief Compliance Officer	2015	237,500	—	—		19,674		10,587	267,761

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(1)	This column reflects the aggregate grant date fair value of option awards and restricted stock units granted to our named executive officers estimated pursuant to FASB ASC 718, Compensation—Share based compensation (ASC 718). Valuation assumptions are described in Note 9 of the Notes to Consolidated Financial Statements included in Part II—Item 8—”Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)	This column includes cash amounts paid under our non-equity incentive award program.

(3)	This column includes our 401(k) retirement savings plan matching, payment of life insurance premiums, long-term disability, housing allowances, gym reimbursements, and other insurance-related reimbursements unless separately noted. In addition, amounts for 2017 include gross-up payments in respect of taxes paid upon settlement of vested RSUs in the amounts of $750 for Dr. Marrone, $2,496 for Mr. Boyd and $2,579 for Ms. Moore.

(4)	The amount for Dr. Marrone represents an RSU for 25,192 shares. The amount for Mr. Boyd represents two separate RSU awards for 20,042 shares and 150,000 shares, respectively. The amount for Ms. Moore represents two separate RSU awards for 19,204 shares and 150,000 shares, respectively.

(5)	On March 20, 2018, our board of directors approved of awards under our non-equity incentive plan for service in fiscal year 2017. The total awards granted to each of Dr. Marrone, Mr. Boyd and Ms. Moore had an aggregate value of $43,310, $36,573 and $26,949 respectively, but each officer was permitted to elect to take up to all of her or his respective bonus award in the form of fully vested RSUs in lieu of cash, at a rate equal to $1.064 per share subject to the respective RSUs (such rate representing the average of the closing price of the Company’s common stock as quoted on the Nasdaq Capital Market for the final ten trading days of the fiscal year ended December 31, 2017). Dr. Marrone elected to receive her entire award in the form of 40,704 RSUs in respect of $43,310 in cash, Mr. Boyd elected to receive his entire award in the form of 34,373 RSUs in respect of $36,537 in cash, and Ms. Moore elected to receive part of her award in the form of 5,591 RSUs in respect of $5,949 in cash.

(6)	The amount for Dr. Marrone represents separate option awards of 166,687 shares and 83,313 shares, each with an exercise price of $0.80, none of which have been exercised. The amount for Mr. Boyd represents separate option awards of 137,463 shares and 12,537 shares, each with an exercise price of $1.23, and 121,114 shares and 78,886 shares, each with an exercise price of $2.34, none of which have been exercised. In addition, Mr. Boyd received 31,250 RSUs that were fully vested. These RSUs were immediately converted into common stock. The closing price of our common stock on the date of conversion was $0.80. The amount for Ms. Moore represents two separate option awards of 84,319 shares and 15,681 shares, each with an exercise price of $1.23, none of which have been exercised.

(7)	Dr. Marrone voluntarily elected to defer payment of her non-equity incentive award for 2015, which was paid in 2018.

Incentive Awards

We structure our incentive compensation awards to reward named executive officers for the successful performance of our company as a whole and of each participating named executive officer as an individual. For fiscal year 2017, our compensation committee established a bonus plan available to all of our executive officers and other key employees. The bonus plan provided for a target award of up to 45% of base salary for Dr. Marrone, 40% of base salary for Mr. Boyd and 35% of base salary for Ms. Moore, with 70% of the target award based upon the achievement of company-wide goals and 30% of the target award based upon the achievement of individual goals. The progress of the goals is tracked by our compensation committee, and the determination of goal achievement (full or partial) is made by our compensation committee and approved by our board of directors.

Each company-wide goal received a weighting, such that each named executive officer would receive a portion of the target incentive compensation award for each goal achieved. The company-wide goals were based on our financial forecasts, plans and objectives for fiscal year 2017 as well as advancement of selected components of our product pipeline. Based upon these factors, the compensation committee determined that 77% of the company-wide goals were achieved in 2017. Therefore, each named executive officer serving at the end of the year was eligible to receive 54% of his or her target bonus based upon the company-wide goals component.

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Each named executive officer serving at the end of the year was generally evaluated with respect to individual goals on the basis of the overall performance of our company, including the success of financing transactions and related matters, achievement of financial goals, developing strategic collaborations, product development, organizational development and resolving outstanding legal matters. Our compensation committee determined that Dr. Marrone, Mr. Boyd and Ms. Moore each achieved 100% of their individual goals, respectively, and were therefore eligible to each receive 30% of their target bonuses, respectively, based on the individual goals component.

Our compensation committee therefore determined that Dr. Marrone, Mr. Boyd and Ms. Moore were eligible to receive 84% of their respective target bonuses based on achievement of company-wide and individual goals together for fiscal year 2016. However, based on consideration of our financial performance and position and discussions with our named executive officers and our compensation committee, our board of directors determined to reduce the amounts payable to Dr. Marrone, Mr. Boyd and Ms. Moore to approximately 32%, respectively, of his or her target bonus, such that the bonus awards granted to our named executive officers had an aggregate value of $43,310, $36,573 and $26,949, respectively.

Each officer was permitted to elect to take up to all of her or his respective bonus award for 2017 in the form of fully vested RSUs in lieu of cash, at a rate equal to $1.064 per share subject to the respective RSUs, with such rate representing the average of the closing price of the Company’s common stock as quoted on the Nasdaq Capital Market for the ten trading days prior to December 31, 2017. Dr. Marrone elected to receive her entire award in the form of 40,704 RSUs in respect of $43,310 in cash, Mr. Boyd elected to receive his entire award in the form of 34,373 RSUs in respect of $36,537 in cash, and Ms. Moore elected to receive part of her award in the form of 5,591 RSUs in respect of $5,949 in cash.

Outstanding Equity Awards at the End of Fiscal Year 2017

The following table provides information regarding unexercised stock options and restricted stock units held by each of our named executive officers as of the end of fiscal year 2017.

							STOCK AWARDS
		OPTION AWARDS					NUMBER OF SHARES OR UNITS OF		MARKET VALUE OF SHARES OR UNITS OF
NAME	GRANT DATE	SECURITIES UNDERLYING UNEXCERCISED OPTIONS EXCERCISABLE (#)		SECURITIES UNDERLYING UNEXCERCISED OPTIONS UNEXCERCISEABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	STOCK THAT HAVE NOT YET VESTED (#)		STOCK THAT HAVE NOT YET VESTED ($)
Pamela G. Marrone, Ph.D.	10/22/2008	47,794	(1)	—	1.19	10/22/2018	—		—
	1/28/2009	9,559	(2)	—	1.19	1/28/2019	—		—
	1/11/2010	4,779	(3)	—	1.19	1/11/2020	—		—
	1/24/2011	19,092	(4)	—	1.19	1/24/2021	—		—
	1/24/2011	31,863	(5)	—	1.19	1/24/2021	—		—
	12/15/2011	13,807	(6)	—	1.41	12/15/2021	—		—
	2/20/2012	13,390	(7)	—	3.11	2/20/2022	—		—
	10/29/2012	63,725	(8)	—	12.08	10/29/2022	—		—
	8/1/2013	1,911	(9)	—	12.00	8/1/2023	—		—
	9/27/2013	84,000	(10)	—	18.01	9/27/2023	—		—
	11/6/2013	482	(11)	—	16.77	11/6/2023	—		—
	8/11/2016	83,313	(14)	166,667	0.80	8/11/2026	—		—
							—		—
James B. Boyd	2/26/2014	182,126	(12)	17,874	14.03	2/26/2024	—		—
	3/1/2016	87,489	(15)	62,511	1.23	3/1/2026	—		—
	11/16/2016	54,168	(16)	145,832	2.34	11/16/2026	—		—
	8/15/2017	—		—	—	—	133,332	(17)	146,665

Linda V. Moore	3/17/2014	93,772	(13)	6,228	14.61	3/17/2024	—		—
	3/1/2016	58,319	(15)	41,681	1.23	3/1/2026	—		—
	11/6/2017	—		—	—	—	145,833	(17)	160,416

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(1)	The option vested with respect to one-quarter of the total shares subject to the option on the first anniversary of the vesting commencement date of November 1, 2008, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares were fully vested upon the fourth anniversary of the option’s vesting commencement date.

(2)	The option vested with respect to one-quarter of the total shares subject to the option on the first anniversary of the vesting commencement date of January 1, 2009, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares were fully vested upon the fourth anniversary of the option’s vesting commencement date.

(3)	The option vested with respect to 100% of the total shares subject to the option on the vesting commencement date of January 1, 2010.

(4)	The options vested with respect to 100% of the total shares subject to the option on the vesting commencement date of January 1, 2011.

(5)	The options vested with respect to one-quarter of the total shares subject to the option on the first anniversary of the vesting commencement date of January 1, 2011, and with respect to 1/48th of the total shares subject to the options monthly thereafter for 36 months, such that all the shares were fully vested upon the fourth anniversary of the options’ vesting commencement date.

(6)	The options vest with respect to 1/60th of the total shares subject to the options one month after the vesting commencement date of November 1, 2011, and with respect to 1/60th of the total shares subject to the options monthly thereafter for 59 months, such that all the shares will be fully vested upon the fifth anniversary of the options’ vesting commencement date.

(7)	The options vested with respect to 100% of the total shares subject to the options on the vesting commencement date of February 20, 2012.

(8)	The options vest with respect to one-quarter of the total shares subject to the options on October 18, 2013, and with respect to 1/48th of the total shares subject to the options monthly thereafter for 36 months, such that all the shares were fully vested upon the fourth anniversary of the options’ vesting commencement date.

(9)	The options vest with respect to one-quarter of the total shares subject to the options on August 1, 2014, and with respect to 1/48th of the total shares subject to the options monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the options’ vesting commencement date.

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(10)	The options vest with respect to one-quarter of the total shares subject to the options on September 27, 2014, and with respect to 1/48th of the total shares subject to the options monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the options’ vesting commencement date.

(11)	The option vests with respect to one-quarter of the total shares subject to the option on November 6, 2014, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.

(12)	The option vests with respect to one-quarter of the total shares subject to the option on February 26, 2015, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.

(13)	The option vests with respect to one-quarter of the total shares subject to the option on March 17, 2015, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.

(14)	The option vests with respect to one-quarter of the total shares subject to the option on August 11, 2017, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.

(15)	The option vests with respect to one-third of the total shares subject to the option on March 1, 2017, and with respect to 1/36th of the total shares subject to the option monthly thereafter for 24 months, such that all the shares will be fully vested upon the third anniversary of the option’s vesting commencement date.

(16)

The option vests with respect to one-quarter of the total shares subject to the option on November 16, 2017, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.

(17)

The restricted stock units vest with respect to 1/36 of the total shares subject to the grant monthly for 36 months. Vested shares will be delivered to the reporting person upon the earlier of the reporting person’s separation of service with the Company or immediately prior to a change in control event.

Option Exercises and Stock Vested

The following table shows information regarding the vesting during 2017 of RSUs previously granted to the named executive officers. No options were exercised by any named executive officer during 2017.

NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(2)
Pamela G. Marrone, Ph.D.	25,192	31,996
James B. Boyd	36,710	42,623
Linda V. Moore	23,371	28,316

(1)	Represents shares subject to RSUs that vested in 2017. Vested shares will be delivered to the named executive officer upon the earlier of her or his separation of service with the Company or immediately prior to a change in control event.
(2)	The dollar amounts shown in this column are determined by multiplying the number of shares that vested by the per share closing price of our common stock on the vesting date.

Employment Agreements

We have entered into an employment offer letter with each of Dr. Marrone, Mr. Boyd and Ms. Moore, as described below. We have also entered into employee proprietary information and inventions assignment agreements with each of our named executive officers, under which each of them has agreed not to disclose our confidential information or induce us to use proprietary information or trade secrets of others at any time.

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Pamela G. Marrone, Ph.D.

Effective as of June 29, 2006, we entered into an offer letter with Pamela G. Marrone, Ph.D., our Chief Executive Officer. Under the offer letter, Dr. Marrone is entitled to an annual base salary, which is has been $300,000 since our initial public offering in 2013. Dr. Marrone is eligible for our benefit programs on the same terms as our other executives. In addition, in accordance with the terms of the offer letter, our board of directors granted Dr. Marrone a restricted stock award of 97,424 shares, which completely vested on June 29, 2010, and an option to purchase 53,378 shares of our common stock on May 1, 2007, which completely vested on May 1, 2011.

The letter agreement provides that either party may terminate the employment arrangement for any reason or no reason, but four weeks’ notice is requested if the agreement is terminated by Dr. Marrone. In addition, the agreement provides that if we actively or constructively terminate Dr. Marrone’s employment without cause (whether or not in connection with a change of control), Dr. Marrone will be eligible to receive:

●	an amount equal to twelve months of her then-current annual base salary payable in the form of salary continuation; and

●	medical and dental coverage, plus disability and life insurance premiums, for a period of twelve months following her termination.

James B. Boyd

Effective as of February 26, 2014, we entered into an offer letter with James B. Boyd, our President and Chief Financial Officer. Under the offer letter, Mr. Boyd was entitled to an annual base salary of $240,000, which was increased to $250,000 effective as of March 3, 2015, and was further increased to $285,000 effective as of August 15, 2017, and is eligible for our benefit programs, vacation benefits, medical benefits and 401(k) plan participation. In addition, in satisfaction of obligations to Mr. Boyd in the offer letter with respect to option awards, our board of directors granted Mr. Boyd an option to purchase 190,000 shares of our common stock on February 13, 2014, which vests, subject to continued employment on each vesting date, with respect to one-quarter of the total shares subject to the option on the first anniversary of the option’s vesting commencement date of February 26, 2014 and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all shares subject to the option will be fully vested on the fourth anniversary of such option’s vesting commencement date.

The offer letter also provided for a $10,000 signing bonus upon Mr. Boyd’s acceptance, relocation expenses of $20,000 and three months temporary housing. The letter agreement provides that either party may terminate the employment arrangement for any reason or no reason, but four weeks’ notice is requested if Mr. Boyd terminates his employment. In addition, the agreement provides that if we actively or constructively terminate Mr. Boyd’s employment without cause (whether or not in connection with a change of control), Mr. Boyd will be eligible to receive:

●	an amount equal to six months of his then-current annual base salary payable in the form of salary continuation; and

●	medical and dental coverage, plus disability and life insurance premiums, for a period of six months following his termination.

Effective March 3, 2015, Mr. Boyd’s terms of employment were revised pursuant to a letter agreement to increase his base salary to $250,000 and to provide for certain payments in the event of a termination in connection with a change in control. Such change in control provisions were superseded by the change in control agreement discussed below.

Effective August 15, 2017, we promoted Mr. Boyd to President and Chief Financial Officer. In connection with the promotion, we entered into a letter agreement with Mr. Boyd, also effective August 15, 2017, pursuant to which Mr. Boyd’s base salary was increased from $250,000 to $285,000, provided that Mr. Boyd has agreed to defer his salary increase until the satisfaction of certain contingencies described in the letter agreement. In addition, Mr. Boyd was granted 150,000 RSUs, which will vest in equal monthly increments over a period of three years from the grant date. Furthermore, Mr. Boyd remains eligible for our bonus plan, under which Mr. Boyd’s bonus can be up to 40% of his base salary.

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Linda V. Moore

Effective as of March 17, 2014, we entered into an offer letter with Linda V. Moore, our General Counsel. Under the offer letter, Ms. Moore is entitled to an annual base salary of $225,000, which was increased to $240,000 effective as of February 9, 2015, and was further increased to $260,000 effective as of November 6, 2017, and is eligible for our benefit programs, vacation benefits, medical benefits and 401(k) plan participation. In addition, in satisfaction of obligations to Ms. Moore in the offer letter with respect to option awards, our board of directors granted Ms. Moore an option to purchase 100,000 shares of our common stock on March 17, 2014, which vests, subject to continued employment on each vesting date, with respect to one-quarter of the total shares subject to the option on the first anniversary of the option’s vesting commencement date of March 17, 2014 and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all shares subject to the option will be fully vested on the fourth anniversary of such option’s vesting commencement date.

The offer letter also provided for relocation expenses of $10,000 and one month temporary housing. The letter agreement provides that either party may terminate the employment arrangement for any reason or no reason, but four weeks’ notice is requested if Ms. Moore terminates her employment. In addition, the agreement provides that if we actively or constructively terminate Ms. Moore’s employment without cause (whether or not in connection with a change of control), Ms. Moore will be eligible to receive:

●	an amount equal to six months of her then-current annual base salary payable in the form of salary continuation; and

●	medical and dental coverage, plus disability and life insurance premiums, for a period of six months following her termination.

Effective February 9, 2015, Ms. Moore’s terms of employment were revised pursuant to a letter agreement to increase her base salary to $240,000 and to provide for certain payments in the event of a termination in connection with a change in control. Such change in control provisions were superseded by the change in control agreement discussed below.

Effective November 6, 2017, we promoted Ms. Moore to Executive Vice President and General Counsel. In connection with the promotion, we entered into a letter agreement with Ms. Moore, also effective November 6, 2017, pursuant to which Ms. Moore’s base salary was increased from $240,000 to $260,000, provided that Ms. Moore has agreed to defer her salary increase until the satisfaction of certain contingencies described in the letter agreement. In addition, Ms. Moore was granted 150,000 RSUs with respect to our common stock, which will vest in equal monthly increments over a period of three years from the grant date. In addition, Ms. Moore will continue to be eligible for our bonus plan, under which Ms. Moore’s bonus can be up to 35% of her salary.

Change in Control Agreements

Effective as of June 17, 2016, we entered into a change in control agreement with each of Dr. Marrone, Mr. Boyd and Ms. Moore, each an Agreement and together, the Agreements. The Agreements provide each of Dr. Marrone, Mr. Boyd and Ms. Moore, respectively, with the right to receive certain benefits if, in connection with a Change in Control (as defined in each Agreement), such executive terminates his or her employment with the Company for good reason or the Company terminates his or her employment without cause. Each Agreement provides that in such an event: (i) the executive will receive a single lump sum severance payment equal to twelve months of the executive’s annual salary; (ii) all outstanding and unvested equity compensation awards held by the executive will vest; (iii) the executive will receive a lump sum bonus payment in an amount equal to 16.7% of the executive’s then-current base salary, prorated based on the percentage of the current year completed prior to termination; and (iv) the Company will pay for health continuation coverage premiums for the executive and his or her family members for twelve months following the date of termination.

The benefits provided for in the Agreements as described above are subject to the executive’s delivery of a release of claims reasonably acceptable to the Company. Under the Agreements, each executive is also subject to non-solicitation and non-disparagement obligations during employment with the Company and for one and two years, respectively, following termination.

The Agreements supersede and replace the provisions of each executive’s employment offer letter as to any matters expressly covered by the applicable Agreement, as well Mr. Boyd’s and Ms. Moore’s letter agreements effective March 3, 2015 and February 9, 2015, respectively, discussed above. However, each executive’s employment offer letter shall continue to apply to any matters not expressly covered by the applicable Agreement.

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Compensation Risk Management

We have considered the risks associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on our Company.

Employee Benefit and Stock Plans

Marrone Bio Innovations, Inc. Stock Option Plan

We established the Marrone Bio Innovations, Inc. Stock Option Plan, which we refer to as the 2006 Plan, effective as of July 26, 2006. We ceased granting options under our 2006 Plan after, and the 2006 Plan terminated upon, the adoption of our 2011 Plan on July 19, 2011. Our 2006 Plan provided for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options to our employees, outside directors and consultants and our parent and subsidiary corporations’ employees and consultants.

Administration: Our board of directors administered our 2006 Plan. The administrator’s powers include the power to: determine the fair market value of our common stock; select the individuals to whom options may be granted; determine the number of shares of stock covered by each option; approve forms of award agreement; determine the terms and conditions of options granted to employees and consultants (e.g., the exercise price, the times when options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or the underlying shares of stock); reduce the exercise price of any option granted to employees and consultants to the then current fair market value of our common stock if such fair market value has declined since the date of grant; prescribe, amend and rescind rules and regulations relating to our 2006 Plan; modify or amend each option; institute an option exchange program; and make all other determinations deemed necessary or advisable for administering our 2006 Plan.

Transferability of Options: Our 2006 Plan allows for the transfer of options only (i) by will; and (ii) by the laws of descent and distribution. Only the recipient of an option may exercise such option during his or her lifetime.

Certain Adjustments: In the event of certain changes in our capitalization our board of directors will make adjustments to one or more of (i) the number of shares that are covered by outstanding options; (ii) the exercise price of outstanding options, and (iii) the numerical share limits contained in our 2006 Plan. In the event of our complete liquidation or dissolution, recipients must be notified at least ten (10) days prior to the proposed transaction and may exercise all vested and unvested options until ten (10) days prior to such transaction; all outstanding options will terminate immediately prior to the consummation of such transaction.

Corporate Transactions: Our 2006 Plan provides that in the event of a corporate transaction, as defined in our 2006 Plan, each outstanding option will become immediately vested. In the event of a corporate transaction involving a merger or sale of assets, options will be exercisable for a period of fifteen (15) days from the date that notice of the transaction is provided; the option will then terminate upon the expiration of that period.

2011 Stock Plan

We established our 2011 Stock Plan, which we refer to as the 2011 Plan, effective as of July 19, 2011. Our 2011 Plan provided for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options and stock purchase rights to our employees, directors and consultants and any parent and subsidiary corporations’ employees, directors and consultants. We ceased granting options under our 2011 Plan after, and the 2011 Plan terminated upon, the adoption of our 2013 Plan on August 1, 2013.

Administration: Our board of directors administered our 2011 Plan. The administrator’s powers include the power to: determine the persons to whom, and the times at which, awards shall be granted and the number of shares of our common stock subject to each award; determine the fair market value of our common stock; determine the terms, conditions and restrictions applicable to each award (e.g. the exercise price, the method of payment, the method for satisfaction of any tax withholding obligation, the timing, terms and conditions of the exercisability and vesting of the award, the time of the expiration of the award, and the effect of the recipient’s termination of service); approve forms of award agreement; amend, modify, extend, cancel or renew any award or waive any restrictions or conditions applicable to any award; accelerate, continue, extend or defer the exercisability of any award; prescribe, amend or rescind rules guidelines and policies relating to the 2011 Plan; and make all other determinations and take such other actions with respect to the 2011 Plan or any award as it deems advisable and that is consistent with applicable law, regulations and rules.

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Stock Options: Our 2011 Plan allowed for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and employees of any parent or subsidiary of ours. Non-qualified stock options could be granted to our employees, directors, and consultants and those of any parent or subsidiary of ours. The exercise price of all options granted under our 2011 Plan was required to be at least equal to the fair market value of our common stock on the date of grant. The term of an option may not exceed ten (10) years, except that with respect to any employee who owns more than ten percent (10%) of the voting power of all classes of our outstanding stock or the outstanding stock of any parent or subsidiary corporation as of the grant date (i) the term of an incentive stock option must not exceed five (5) years; and (ii) the exercise price of an incentive stock option must equal at least one hundred ten percent (110%) of the fair market value of our common stock on the grant date.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the award agreement. If his or her continuous service terminates for cause, however, the option shall immediately terminate. An option may not be exercised later than the expiration of its term.

Stock Purchase Rights: Our 2011 Plan allowed for the grant of stock purchase rights. Stock purchase rights are rights to purchase our common stock for at least one hundred percent (100%) of the fair market value of our common stock and which are exercisable for thirty (30) days from the date of grant. The purchase price of a stock purchase right may be paid in cash or in the form of services rendered. The board of directors may subject a stock purchase right to vesting conditions.

Transferability of Awards: Our 2011 Plan allowed for the transfer of awards only (i) by will; (ii) by the laws of descent and distribution and (iii) for non-qualified stock options, to the extent authorized by the board of directors. Only the recipient of an award may exercise such award during his or her lifetime except that non-qualified stock options may be transferred to certain trusts and certain family members.

Certain Adjustments: In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2011 Plan, the board of directors will make adjustments to one or more of (i) the number and class of shares subject to the 2011 Plan and that are covered by outstanding awards; (ii) the exercise price of outstanding awards and (iii) the incentive stock option share limit contained in the 2011 Plan.

Changes in Control: Our 2011 Plan provides that in the event of a change in control, as defined in the 2011 Plan, the board of directors, in its discretion may provide that (i) the vesting and exercisability of any outstanding awards shall accelerate; or (ii) that each outstanding award (including, at the board of directors’ discretion, unvested awards) shall be cashed out; payment due with respect to unvested awards would then be payable in accordance with the existing vesting schedule. Further, the successor corporation may assume or substitute an equivalent award for each outstanding award; if the successor corporation does not do so, awards held by recipients who have not terminated employment with us will vest in full as of the change in control.

2013 Stock Incentive Plan

See the section entitled “Proposal Two—Background” for information regarding the 2013 Plan.

401(k) Plan

We maintain a 401(k) retirement savings plan. Each participant who is a U.S. employee may contribute to the 401(k) plan, through payroll deductions, up to a statutorily prescribed annual limit imposed by the Internal Revenue Service (which limit was $18,000 in 2016). All amounts contributed by employee participants and earnings on these contributions are fully vested at all times and are not taxable to participants until withdrawn. Employee participants may elect to invest their contributions in various established funds. We may make contributions to the accounts of plan participants.

Limitations of Liability and Indemnification Matters

We have adopted provisions in our current certificate of incorporation that limit or eliminate the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to the following:

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●	any breach of their duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of director liability, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

Our certificate of incorporation and our bylaws also provide that we shall indemnify our directors and executive officers and shall indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws, as currently in effect, also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification.

We have entered and intend to continue to enter into separate indemnification agreements with certain of our directors and executive officers that are, in some cases, broader than the specific indemnification provisions provided by Delaware law and our charter documents, and may provide additional procedural protection. These agreements will require us, among other things, to:

●	indemnify officers and directors against certain liabilities that may arise because of their status as officers and directors;

●	advance expenses, as incurred, to officers and directors in connection with a legal proceeding subject to limited exceptions; and

●	cover officers and directors under any general or directors’ and officers’ liability insurance policy maintained by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, the opinion of the Security and Exchange Commission (the “SEC”) is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law. We also make available standard life insurance and accidental death and disability insurance policies to our employees.

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PROPOSAL TWO

2013 PLAN Increase

Our board of directors has recommended an increase to the maximum aggregate number of shares available under the Marrone Bio Innovations, Inc. 2013 Stock Incentive Plan, as amended (the “2013 Plan”), by 3,500,000 to 14,452,472 shares.

Introduction

On April 16, 2018, our board of directors amended the 2013 Plan to (1) subject to approval by our stockholders, increase the maximum aggregate number of shares available under the 2013 Plan by 3,500,000 to 14,452,472 shares and (2) remove provisions related to awards intended to qualify for the “performance-based compensation” exemption under Section 162(m) of the Code to reflect the repeal of such exemption under the Tax Cuts and Jobs Act.

On January 31, 2018, our stockholders previously approved an increase to the maximum aggregate number of shares available under the 2013 Plan by 4,000,000 shares. These 4,000,000 shares are reserved for issuance to certain advisors to our board of directors to be designated by Ospraie in accordance with the Purchase Agreement, and are referred to as the Advisor Pool. The 3,500,000 shares for which we are seeking approval in this Proposal will allow us to continue to offer equity awards to our service providers generally, which we believe is necessary for us to retain, motivate and attract experienced and highly qualified service providers.

The material terms of the 2013 Plan are summarized below. A copy of the full text of the 2013 Plan, as amended, is attached to this proxy statement as Appendix A. This summary of 2013 Plan is not intended to be a complete description of 2013 Plan and is qualified in its entirety by the actual text of 2013 Plan to which reference is made.

Background

Our 2013 Plan was first adopted by our board of directors in August 2013. As of April 12, 2018, under the 2013 Plan, 5,756,517 shares of our common stock were issuable upon the exercise of outstanding options and settlement of RSUs granted and 4,883,219 additional shares of common stock were reserved for issuance pursuant to future grants, including 4,000,000 shares reserved as the Advisor Pool. In addition, the number of shares authorized for issuance pursuant to the 2013 Plan will be increased by any additional shares that would otherwise return to the 2011 Plan after the date of adoption of the 2013 Plan as a result of the forfeiture, termination or expiration of awards previously granted under the 2011 Plan. Further, our 2013 Plan provides for annual increases in the number of shares available for issuance thereunder equal to the least of (i) 3.5% of the number of shares of the our common stock outstanding on the last day of the immediately preceding fiscal year or (ii) a lesser number of shares determined by the administrator.

Summary of 2013 Plan

The 2013 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary employees, and for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and any combination thereof to our employees, directors, and consultants and to employees, directors, and consultants of certain affiliated entities. As of April 12, 2018, we had one officer who is a director, 5 non-employee directors, 98 non-officer employees, and 20 consultants that were eligible to participate in 2013 Plan. Such persons are eligible to participate in 2013 Plan on the basis that such participation provides an incentive to continue in service to the Company and related entities, and to help the Company compete effectively with other enterprises for the services of qualified persons. As of April 12, 2018, the closing price of a share of our common stock on the Nasdaq Capital Market was $2.25.

Our board of directors or a committee of our board of directors, which we refer to as the “administrator” in this description, administers the 2013 Plan. The administrator has the power to determine and interpret the terms and conditions of the awards, including, as applicable, the employees, directors, and consultants who will receive awards, the exercise price, the number of shares subject to each award, the vesting schedule and exercisability of the awards, the restrictions on transferability of awards, and the form of consideration payable upon exercise.

The 2013 Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and employees of any of our parents or subsidiaries. Non-qualified stock options may be granted to our employees and directors and those of certain of our affiliates. The per share exercise price of all options granted under the 2013 Plan must be equal to at least the per share fair market value of the common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any employee who owns more than 10% of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed 5 years, and the exercise price must equal at least 110% of the fair market value on the grant date.

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After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement. However, an option may not be exercised later than the expiration of its term.

The 2013 Plan allows for the grant of stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date. The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the base appreciation amount used to determine the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her stock appreciation right, to the extent vested, only to the extent provided in the stock appreciation right agreement.

The 2013 Plan allows for the grant of restricted stock. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions, if any, established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions, if any, on vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

The 2013 Plan allows for the grant of restricted stock units. Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator, if any, are achieved or the award otherwise vests. The administrator may impose whatever conditions, if any, to vesting, or restrictions and conditions, if any, to payment that it determines to be appropriate. The administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash, with shares of our common stock or other securities, or a combination thereof.

The administrator will determine the provisions, terms, and conditions of each award including vesting schedules, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the administrator will be one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to our company, our affiliates or any individual business units of our company or any affiliate.

The maximum number of shares of our common stock with respect to which options and stock appreciation rights may be granted to any grantee in any fiscal year of the Company is 800,000 shares. In connection with a grantee’s commencement of continuous service, a grantee may be granted options and stock appreciation rights for up to an additional 800,000 shares of our common stock, which will not count against the limit set forth in the previous sentence. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as provided under the 2013 Plan.

The 2013 Plan allows for the transfer of awards under the 2013 Plan only (i) by will, (ii) by the laws of descent and distribution and (iii) for awards other than incentive stock options, to the extent authorized by the administrator. Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

In the event of certain changes in our capitalization, to prevent enlargement of the benefits or potential benefits available under the 2013 Plan, the administrator will make adjustments to one or more of the number of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the maximum number of shares with respect to which awards may be granted to any grantee in any fiscal year of the Company, and any other terms that the administrator determines require adjustment.

The 2013 Plan provides that in the event of a corporate transaction, as defined in the 2013 Plan, each outstanding award will terminate upon the consummation of the corporate transaction to the extent that such awards are not assumed by the acquiring or succeeding corporation. Prior to or upon the consummation of a corporate transaction or a change in control, each as defined in the 2013 Plan, an outstanding award may vest, in whole or in part, to the extent provided in the award agreement or as determined by the administrator in its discretion. The administrator may condition the vesting of an award upon the subsequent termination of the recipient’s service or employment within a specified period of time following the consummation of a corporate transaction or change in control. The administrator will not be required to treat all awards similarly in the event of a corporate transaction or change in control.

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The 2013 Plan will automatically terminate 10 years following the date it became effective, unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend or terminate the 2013 Plan provided such action does not impair the rights under any outstanding award.

Certain U.S. Federal Tax Consequences

The following summary of the federal income tax consequences of 2013 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences. As such, please refer to the applicable provisions of the Code for additional information.

Non-Qualified Stock Options. Except as provided under Section 409A of the Code discussed below (“Section 409A”), the grant of a non-qualified stock option under the 2013 Plan generally will not result in any U.S. Federal income tax consequences to the grantee or to the Company. Upon exercise of a non-qualified stock option, the grantee is generally subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount. Any gain or loss on the grantee’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a nonqualified stock option is granted with an exercise price less than 100% of the fair market value of the common stock on the date of grant or amended in certain respects, such option may be considered deferred compensation and subject to Section 409A, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.

Incentive Stock Options. The grant of an incentive stock option under the 2013 Plan will not result in any U.S. Federal income tax consequences to the grantee or to the Company. A grantee recognizes no U.S. Federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the grantee has held the shares of common stock. If the grantee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the grantee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition, which is referred to as a “disqualifying disposition.” The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a grantee’s alternative minimum tax liability exceeds such grantee’s regular income tax liability, the grantee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the grantee must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

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In the event that an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A, which provides rules regarding the timing of payment of deferred compensation. An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock and Performance Stock. The grant of restricted stock and performance shares will generally subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock and performance shares may make an election under Section 83(b) of the Code, which is referred to as a “Section 83(b) Election,” to recognize as ordinary compensation income in the year that such restricted stock or performance shares are granted, the amount equal to the spread between the amount paid for such stock (if any) and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock or performance share is issued.

Stock Appreciation Rights. Recipients of stock appreciation rights, which are referred to as “SARs,” generally should not recognize income until such rights are exercised, assuming there is no ceiling on the value of the right and Section 409A does not apply. Upon exercise, the grantee will normally recognize taxable ordinary income for U.S. Federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Grantees who are employees will be subject to withholding for U.S. Federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Grantees will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.

A SAR can be considered deferred compensation and subject to Section 409A. A SAR that does not meet the requirements of Section 409A, such as with respect to the timing of the delivery of cash or shares following vesting, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.

Performance Units. Recipients of performance units generally should not recognize income until such units are converted into cash or shares of stock unless Section 409A applies. Upon conversion, the grantee will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Grantees who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the performance units. Grantees will recognize gain upon the disposition of any shares received upon conversion of the performance units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the grantee’s total compensation is deemed reasonable in amount.

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Performance units also can be considered non-qualified deferred compensation and subject to the rules of Section 409A, which provide rules regarding the timing of payment of deferred compensation. A grant of performance units that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest to such grantee, and similar treatment under state law.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested shares subject to such awards, which income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the individual’s total compensation is deemed reasonable in amount.

The foregoing is only a summary of the U.S. Federal income tax consequences of 2013 Plan transactions, and is based upon U.S. Federal income tax laws in effect on the date of this proxy statement. Reference should be made to the applicable provisions of the Code. This summary does not purport to be complete, and does not discuss the tax consequences of a grantee’s death or the tax laws of any municipality, state or foreign country to which the grantee may be subject.

New Plan Benefits

Awards under the 2013 Plan are based on the discretion of the administrator and/or the Company’s achievement of performance targets established by the administrator, and it is not currently possible to determine the amounts that will be received by persons participating in the 2013 Plan in the future.

As of April 12, 2018, the following persons or groups have received stock options to purchase, or restricted stock units settleable for, the following total numbers of shares of common stock under the 2013 Plan: Pamela G. Marrone, Ph.D., 402,289 shares; James B. Boyd, 744,415 shares; Linda V. Moore, 374,795 shares; all current executive officers as a group, 1,521,499 shares; all current directors who are not executive officers as a group, 468,408 shares; each nominee for election as a director, 115,542 shares; each associate of any of such directors, executive officers or nominees, no shares; each other person who received 5% of the options, no shares; and all employees, including all current officers who are not executive officers, as a group, 3,806,374 shares.

Information, as of December 31, 2017, regarding equity compensation plans approved and not approved by stockholders is summarized in the following table:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))(2) (3)
	(a)	(b)
Equity compensation plans approved by security holders	3,943,334	$5.45	2,341,134
Equity compensation plans not approved by security holders	—	—	—
Total	3,943,334	$5.45	2,341,134

(1)	Represents weighted average exercise price of outstanding options.

(2)	Consists of shares available for issuance under our 2013 Stock Incentive Plan.

(3)	Pursuant to the Securities Purchase Agreement and as a condition to the Ospraie Investment, effective as of our 2017 annual meeting of stockholders on January 31, 2018, we previously increased the number of shares of our common stock authorized for issuance under the 2013 Plan by 4,000,000 to 10,952,472 shares. We agreed to use this additional capacity under the 2013 Plan to grant options to purchase our common stock to certain advisors to our board of directors designated by Ospraie.

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Reasons for the 2013 Plan Increase

Our board of directors has determined that the 2013 Plan Increase is in our best interests and in the best interests of our stockholders. The 2013 Plan Increase is another component in our overall goal of providing support for our continuing operations and future development through a series of refinancing transactions discussed in this proxy statement, and for which we are soliciting stockholder approval.

Reasons for Requesting Stockholder Approval

We are required to seek approval for the 2013 Plan Increase because our common stock is listed on Nasdaq and, as a result, we are subject to certain Nasdaq listing rules and regulations. Nasdaq Rule 5635(c) requires stockholder approval when a plan or other equity compensation arrangement is established or materially amended. For these purposes, a material amendment would include, but not be limited to, any material increase in the number of shares of our common stock to be issued under the plan (other than to reflect a reorganization, stock split, merger, spin-off or similar transaction). If stockholder approval is obtained, we will increase the number of shares of our common stock authorized under the 2013 Plan by 3,500,000 to 14,452,472 shares, which will be a material increase in the number of shares of our common stock available for issuance under the 2013 Plan.

Possible Effects if Proposal Two is Approved

If Proposal Two is approved by our stockholders, we may issue equity awards covering up to 3,500,000 shares of our common stock under the 2013 Plan, which could result in the issuance of up to an additional 3,500,000 shares of our common stock. The rights and privileges associated with our common stock issuable under such equity awards will be identical to the rights and privileges associated with the common stock held by our existing stockholders, and will not have preemptive, conversion or other rights to subscribe for additional shares of our common stock. Approval of Proposal Two will also have the following consequences:

●	Dilution. We will issue up to an aggregate of 3,500,000 shares of our common stock. Such issuance will further dilute the earnings per share of our common stock and reduce the voting power and percentage ownership of our outstanding capital stock.

●	Market Effects. Despite the existence of certain restrictions on transfer, the issuance of shares of our common stock could affect trading patterns and adversely affect the market price of our outstanding common stock. Additionally, sales in the public market of the shares of our common stock acquired under equity awards, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and impair our ability to raise capital in future equity financings.

Required Vote

The 2013 Plan Increase requires a “FOR” vote from a majority of the voting power present and entitled to vote either in person or by proxy on the proposal. If you “Abstain” from voting, your vote will not be counted as a vote cast and will have no effect on the outcome of the proposal. If you return a signed and dated proxy card or otherwise complete a ballot or voting instructions without marking your selections, your shares will be voted “FOR” approval of the 2013 Plan Increase.

Under NYSE rules, brokers are prohibited from giving proxies to vote on amendments to equity compensation plans unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to the 2013 Plan Increase in this Proposal Two if you want your broker to vote your shares on the matter. Otherwise, your shares will be treated as broker non-votes. Broker non-votes will not be counted as a vote cast and will have no effect on the outcome of the proposal.

Recommendation

The board of directors recommends a vote “FOR” Proposal Two

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PROPOSAL THREE

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and has further directed that management submit the selection of an independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP had been our independent registered public accounting firm beginning with the audit of our 2006 fiscal year financial statements and ending with the audit of our 2017 fiscal year financial statements. Representatives of Marcum LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The appointment of Marcum LLP and the dismissal of Ernst & Young LLP were completed on April 12, 2018 upon the recommendation of the audit committee of our board of directors. In light of our continued focus on cost control, our audit committee conducted a formal, competitive review process, in which they evaluated a number of potential firms that were invited to submit a proposal. As part of the process, the audit committee considered, among other things, the capabilities and resources of each firm and its primary engagement team, the firms’ responsiveness, the proposed approach to scoping the audit and the firms’ proposed fee structures. After consideration of these and other relevant factors, the audit committee, determined that Marcum LLP offered the services necessary at pricing that represented the best value for us.

The reports of Ernst & Young LLP on our consolidated financial statements for the fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to audit scope or accounting principles, but were modified to contain an explanatory paragraph indicating there was substantial doubt about our ability to continue as a going concern.

During our past two fiscal years ended December 31, 2017 and December 31, 2016 and in the subsequent interim period through April 12, 2018 (the “Relevant Period”), there have been no disagreements, as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K, promulgated by the SEC pursuant to the Exchange Act with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement(s) in connection with its report on our financial statements.

During the Relevant Period, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that in connection with our internal control over financial reporting there was a material weaknesses. As previously reported, management has identified a specific deficiency related to controls over derivative accounting that constituted a material weakness in our internal controls over financial reporting as of December 31, 2017. We did not maintain effective internal controls related to the accounting for embedded derivative instruments that were a part of certain loan instruments that we entered into during the year ended December 31, 2017 and the related debt issuance costs. This material weakness resulted in material misstatements and audit adjustments to derivative liability, debt discounts, interest expense, change in fair value of financial instruments and additional paid-in capital to the consolidated financial statements for the year ended December 31, 2017.

During the Relevant Period, neither we, nor (to the our knowledge) anyone acting on our behalf, consulted with Marcum LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements; (iii) any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K; or (iv) any reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Marcum LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

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Independent Registered Public Accounting Firm Fee Information

In connection with the audit of our 2018 financial statements, we have entered into an engagement agreement with Marcum LLP that will set forth the terms by which Marcum LLP would perform audit services for us, including responsibilities of Marcum LLP and management in the conduct of the audit and estimated fees. Our engagement agreements with Marcum LLP are typically subject to alternative dispute resolution procedures.

The following table summarizes the fees of Ernst & Young LLP, our prior accounting firm, for each of the last two fiscal years.

FEE CATEGORY	FISCAL 2017	FISCAL 2016
Audit fees(1)	$1,525,225	$1,322,900
Audit-related fees(2)	46,800	—
Tax fees(3)	—	—
Total fees	$1,572,025	$1,322,900

(1)	Audit fees consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements, as well as the delivery of consents and reviews of documents filed with the SEC.

(2)	Audit-related fees consist of professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees for professional services rendered for tax compliance, tax planning and tax advice.

The audit committee pre-approves all audit and non-audit services to be, and has approved all of the foregoing audit and non-audit services, performed by the independent registered public accounting firm in accordance with the audit committee charter.

Pre-Approval Procedures of Audit and Non-Audit Services by the Independent Registered Public Accounting Firm

The audit committee’s charter requires it to pre-approve all audit and non-audit services performed by the independent registered public accounting firm. In determining whether to approve audit and non-audit services to be performed by Marcum LLP, the audit committee takes into consideration the fees to be paid for such services and whether such fees would affect the independence of the independent registered public accounting firm in performing its audit function. In addition, when determining whether to approve non-audit services to be performed by Marcum LLP, the audit committee considers whether the performance of such services is compatible with maintaining the independence of the independent registered public accounting firm in performing its audit function, and confirms that the non-audit services will not include the prohibited activities set forth in Section 201 of the Sarbanes-Oxley Act of 2002. The audit committee has determined that the rendering of the services other than audit services by Ernst & Young in fiscal year 2017 was compatible with maintaining the registered public accounting firm’s independence.

Required Vote

Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires a “FOR” vote from a majority of the voting power present and entitled to vote either in person or by proxy on the proposal in order to pass. If you “Abstain” from voting, your vote will not be counted as a vote cast. If you return a signed and dated proxy card or otherwise complete a ballot or voting instructions without marking your selections, your shares will be voted “FOR” ratification of the appointment of Marcum LLP.

Under NYSE rules, brokers permitted to give vote on ratification of an independent registered public accounting firm even if the beneficial owner of such shares has not given voting instructions on the matter. This means that if your broker is the record holder of your shares, your broker will vote such shares in accordance with their policies with respect to the appointment of Marcum LLP in this Proposal Three if you do not give your broker voting instructions.

Recommendation

The board of directors recommends a vote “FOR” Proposal Three.

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REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Marrone Bio Innovations, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2017 and discussed these financial statements with our management and with Ernst & Young, our independent registered public accounting firm.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

The audit committee has also discussed with Ernst & Young the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young its independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

By the Audit Committee

George Kerckhove (Chair)

Zachary S. Wochok

Robert A. Woods

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Our Common Stock

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 12, 2018, for:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our named executive officers;

●	each of our directors and director nominees; and

●	all current executive officers and directors as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group that may be exercised within 60 days after April 12, 2018. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after April 12, 2018 are included for that person or group but not the stock options of any other person or group.

Applicable percentage ownership is based on 102,092,613 shares of common stock outstanding as of April 12, 2018. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to such person’s options and warrants exercisable within 60 days of April 12, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person listed in the table is c/o Marrone Bio Innovations, Inc., 1540 Drew Avenue, Davis, CA 95618.

NAME AND ADDRESS OF	SHARES BENEFICIALLY OWNED
BENEFICIAL OWNER	SHARES (#)	SHARES (%)

5% Stockholders:
Entities affiliated with Ospraie Ag Science LLC(1) 437 Madison Avenue, 28th Floor New York, NY 10022	61,333,334	46.2

Entities affiliated with Waddell & Reed Financial, Inc.(2) 6300 Lamar Avenue Overland Park, KS 66202	28,714,892	27.1

Entities affiliated with Ardsley Advisory Partners(3) 262 Harbor Drive Stamford, CT 06902	15,681,580	14.6

Van Herk Investments B.V.(4) Lichtenauerlaan 30, 3062ME Rotterdam, The Netherlands	12,477,481	11.6

Directors, Director Nominees and Named Executive Officers:
Pamela G. Marrone, Ph.D.(5)	1,325,766	1.3
Robert A. Woods(6)	20,806	*
George Kerckhove(7)	111,224	*
Yogesh Mago(8)	11,462	*
Richard Rominger(9)	228,900	*
Zachary S. Wochok, Ph.D.(10)	112,296	*
James B. Boyd(11)	510,658	*
Linda V. Moore(12)	228,950	*
All current directors and executive officers as a group (11 persons) (13)	3,014,287	2.9

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*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Includes 30,666,667 shares of our common stock and 30,666,667 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock. As reported in the Schedule 13D filed on February 12, 2018, Mr. Dwight Anderson is the Managing Member of Ospraie Ag Science LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of Ospraie Ag Science LLC. Ospraie Ag Science LLC disclaims any beneficial ownership in such securities. The address for each of Ospraie Ag Science LLC and Mr. Dwight Anderson is c/o Ospraie Management LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022.

(2)	Includes 24,714,912 shares of our common stock and 4,000,000 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock. Does not include 4,000,000 shares of common stock issuable upon other warrants to purchase shares of common stock not issuable within 60 days of April 12, 2018 due to beneficial ownership-based exercise limitations. As reported in the Schedule 13D/A filed on March 8, 2018, the securities reported on herein are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company, or IICO, an investment advisory subsidiary of Waddell & Reed Financial, Inc., or WDR. The investment advisory contracts grant IICO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, IICO or WDR, because of its control relationship to IICO, may be deemed the beneficial owner of the securities covered by this statement under Rule 13d-3 of the Act. The address of the entities is 6300 Lamar Avenue Overland Park, Kansas 66202.

(3)	Includes 6,666,667 shares of our common stock and 5,333,333 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock and (ii) 3,681,580 other shares of our common stock held by the selling stockholders, which are not being registered under this prospectus. As reported in the Schedule 13D filed on February 7, 2018, the securities reported on herein are beneficially owned by one or more open-end investment companies or other managed accounts which are owned, advised or sub-advised by Ardsley Advisory Partners, Ardsley Partners I, Phillip J. Hempleman, Ardsley Partners Fund II, L.P., Ardsley Partners Advanced Healthcare Fund, L.P., Ardsley Partners Renewable Energy Fund, L.P. and Ardsley Duckdive Fund, L.P. The address for these entities is 262 Harbor Drive, 4th Floor, Stamford, Connecticut 06902.

(4)	Includes (i) 6,666,667 shares of our common stock and 5,333,333 issuable upon exercise of warrants to purchase shares of our common stock as well as (ii) 477,481 other shares of our common stock held by the selling stockholders, which are not being registered under this prospectus. As reported in Schedule 13G filed on February 15, 2018, the securities reported on herein are beneficially owned by (i) Van Herk Investments B.V., a private company with limited liability incorporated under the laws of the Netherlands, or Van Herk, (ii) Van Herk Private Equity Investments B.V., a private company with limited liability incorporated under the laws of the Netherlands, or VHPI, (iii) Stichting Administratiekantoor Penulata, a foundation organized under the laws of the Netherlands, or Penulata, (iv) Van Herk Management Services B.V., a private company with limited liability incorporated under the laws of the Netherlands, or VHMS, (v) Onroerend Goed Beheer- en Beleggingsmaatschappij A. van Herk B.V., a private company with limited liability incorporated under the laws of the Netherlands, or OGBBA, (vi) A. van Herk Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands, or Holdings, (vii) Stichting Administratiekantoor Abchrys, a foundation organized under the laws of the Netherlands, or Abchrys, and (viii) Adrianus van Herk, or Mr. van Herk. Each of Mr. van Herk, VHPI, Penulata, VHMS, OGBBA, Holdings and Abchrys disclaims beneficial ownership of the securities reported on herein. The address for these entities is Lichtenauerlaan 30, 3062ME, Rotterdam, The Netherlands.

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(5)	Includes 404,985 shares of common stock issuable upon the exercise of options exercisable within 60 days and 65,896 shares of common stock subject to restricted stock units settleable within 60 days held by Dr. Marrone, 6,442 shares of common stock held by Florence H. Marrone TOD Pamela G. Marrone and 53,134 shares of common stock held by Dr. Marrone and Michael Rogers. Does not include 135,417 shares of common stock issuable to Dr. Marrone upon the exercise of options not exercisable within 60 days.

(6)	Consists of 17,306 shares subject to restricted stock units settleable within 60 days and 3,500 shares of common stock held by Mr. Woods and Lynn Woods. Does not include 52,635 shares subject to restricted stock units not settleable within 60 days.

(7)	Includes 87,358 shares of common stock subject to restricted stock units settleable within 60 days and 20,866 shares of common stock subject to options exercisable within 60 days.

(8)	Consists of 11,462 shares subject to restricted stock units settleable within 60 days. Does not include 35,090 shares subject to restricted stock units not settleable within 60 days.

(9)	Includes 109,522 shares of common stock held by The Richard and Mary Rominger Community Trust, 86,021 shares of common stock subject to restricted stock units settleable within 60 days and 29,521 shares of common stock subject to options exercisable within 60 days.

(10)	Includes 3,000 shares of common stock held by The Zachary S Wochok & Barbara N Wochok Trust and 108,496 shares of common stock subject to restricted stock units settleable within 60 days. Does not include 19,653 shares of common stock issuable to Dr. Wochok upon the settlement of restricted stock units not settleable within 60 days.

(11)	Includes 377,490 shares of common stock subject to options exercisable within 60 days and 91,918 shares of common stock subject to restricted stock units settleable within 60 days. Does not include shares of common stock issuable to Mr. Boyd upon the exercise of options not exercisable within 60 days. Does not include 162,510 shares of common stock issuable to Mr. Boyd upon settlement of restricted stock units not settleable within 60 days.

(12)	Includes 174,988 shares of common stock subject to options exercisable within 60 days and 53,962 shares of common stock subject to restricted stock units settleable within 60 days. Does not include 25,012 shares of common stock issuable to Ms. Moore upon the exercise of options not exercisable within 60 days. Does not include 120,833 shares of common stock issuable to Ms. Moore upon settlement of restricted stock units not settleable within 60 days.

(13)	Includes 579,179 shares of common stock subject to restricted stock units and 1,405,315 shares of common stock subject to options held by current directors and executive officers settleable or exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, two Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were not filed in a timely manner: Ardsley Advisory Partners on April 29, 2017 and James Boyd on August 18, 2017.

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TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

Our board of directors reviews related party transactions for potential conflict of interest issues. Our board of directors has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us or a related person.

Certain Related-Person Transactions

We describe below the transactions and series of similar transactions, since December 31, 2016, to which we were a participant or will be a participant, in which:

●	transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the smaller reporting company’s total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers, holders of more than 5% of our capital stock (which we refer to as “5% stockholders”) or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers.

Purchase Agreement and Debt Refinancing

On December 15, 2017, we entered into the Purchase Agreement with certain accredited investors named therein, including Ospraie, affiliates of Ardsley and affiliates of Van Herk Investments B.V., each of which is currently a 5% stockholder. Pursuant to the Purchase Agreement, the investors thereunder agreed, subject to the satisfaction of certain closing conditions, to purchase units consisting of shares of our common stock and warrants to purchase shares of our common stock. Concurrently with the entry into the Purchase Agreement, we entered into amendments to our senior promissory notes held by Ivy Science & Technology Fund, Waddell & Reed Advisors Science & Technology Fund and Ivy VIP Science & Technology (such notes, the “Waddell Notes”) and to our secured promissory notes issued in October 2012 and April 2013 (the “October 2012 and April 2013 Promissory Notes”). In addition, on December 22, 2017, we entered into an amendment and restatement to the unsecured convertible promissory note previously entered into with Dwight W. Anderson, an affiliate of Ospraie (the “Anderson Note”).

The Purchase Agreement includes customary representations and warranties, indemnification and covenants by the Company. In addition to other customary covenants, we also agreed to:

●	Limitations with respect to our ability to file any registration statement with the SEC or issue additional equity securities without the prior written consent of Ospraie;

●	Not further amend the terms of the Waddell Notes and October 2012 and April 2013 Promissory Notes without the prior written consent of Ospraie;

●	Solicit stockholder approval with respect to an increase of 4,000,000 shares under the 2013 Plan, as amended, with such shares to be reserved for issuance to certain advisors;

●	Appoint two new directors designated by Ospraie to our board of directors effective upon the closing of the transactions contemplated by the Purchase Agreement;

●	Take all necessary actions to procure the election of two additional directors designated by Ospraie to our board of directors as Class II directors at our 2018 annual meeting of stockholders;

●	Grant Ospraie the right to appoint individuals to serve as advisors to our board of directors; and

●	Grant Ospraie the right, should they choose, to review and make recommendations to our board of directors regarding certain key management positions.

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On February 5, 2018, we completed the transactions contemplated in the Purchase Agreement, the note amendments and certain related agreements (the “February 2018 Financing Transactions”), which resulted in:

●	the issuance of an aggregate of 44,000,001 shares of our common stock and warrants to purchase an aggregate of 41,333,333 shares of our common stock to purchasers under the Purchase Agreement for an aggregate purchase price of $30.0 million, which includes conversion of all outstanding principal under the Anderson Note;

●	the conversion of $35.0 million aggregate principal amount of the Waddell Notes into an aggregate of 20,000,000 shares of our common stock and warrants to purchase 4,000,000 shares of our common stock, such that $5.0 million aggregate principal amount under such notes remained outstanding, in connection with which the maturity of such notes was extended to December 31, 2022, all interest payments under such notes was deferred to maturity on December 31, 2022, and Ospraie was granted a right of first refusal to acquire such notes;

●	the conversion of $10.0 million aggregate principal amount of indebtedness outstanding under the October 2012 and April 2013 Promissory Notes to an aggregate of 5,714,285 shares of our common stock and warrants to purchase 1,142,856 shares of our common stock, such that $2.45 million aggregate principal amount under such notes remained outstanding, and in connection with which the maturity of such notes was extended to December 31, 2022, the interest was reduced from 14% to 8% and all interest payments under such notes were deferred to the maturity on December 31, 2022; and

●	the issuance of 800,000 shares of our common stock and warrants to purchase 2,017,143 shares of common stock to National Securities Corporation, as our exclusive placement agent and financial adviser facilitating the February 2018 Financing Transactions.

Voting and Lock-up Agreement

On February 5, 2018, in connection with the closing of the February 2018 Financing Transactions, we entered into the Voting and Lock-up Agreement. Pursuant to the Voting and Lock-up Agreement, among other things, Ospraie and its affiliates, Waddell, and Ardsley and its affiliates, each of which is a 5% stockholder, and Pamela G. Marrone, our Chief Executive Officer, each agreed to vote their existing shares of common stock in favor of the election of up to two directors designated by Ospraie at our 2018 annual meeting of stockholders, subject to certain conditions and limitations.

Registration Rights Agreement

On December 15, 2017, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the parties to the February 2018 Financing Transactions (the “Holders”), pursuant to which we agreed to file a registration statement with the SEC within 60 days of the closing date of the February 2018 Financing Transactions covering the resale of the shares (including shares issuable upon exercise of warrants) issued in connection therewith. Pursuant to the terms of the Registration Rights Agreement, we will maintain the effectiveness of the registration statement until the date upon which the securities held by the Holders cease to be Registerable Securities (as that term is defined in the Registration Rights Agreement). The Registration Rights Agreement also provides that each of the Holders will not sell or otherwise dispose of their shares of our common stock or securities exercisable for or convertible into shares of our common stock, commencing on December 15, 2017 and ending 180 days after the closing date of the February 2018 Financing Transactions, subject to customary exceptions. We filed a registration statement with the SEC pursuant to the Registration Rights Agreement on April 6, 2018.

Anderson Note

Dwight W. Anderson is an affiliate of Ospraie, one of our 5% stockholders. On December 22, 2017, we and Mr. Anderson entered into the Anderson Note, which amended and restated in its entirety that certain Amended and Restated Promissory Note, dated as of October 23, 2017, which was given in replacement of, and amended and restated in its entirety, that certain Promissory Note, dated as of October 12, 2017. The Anderson Note was a secured promissory note in the aggregate principal amount of up to $6,000,000, due on October 12, 2020. Pursuant to the Anderson Note, Anderson funded amounts to us in various separate disbursements, each payable at his sole discretion: (i) on October 12, 2017, in an aggregate principal amount of $1,000,000, (ii) on October 23, 2017, in an aggregate principal amount of $1,000,000, (iii) on December 1, 2017, in an aggregate principal amount of $500,000, (iv) on December 4, 2017, in an aggregate principal amount of $500,000, (v) on December 8, 2017, in an aggregate principal amount of $500,000; (vi) on December 26, 2017, in an aggregate principal amount of $500,000; (vii) on January 11, 2018 in an aggregate principal amount of $1,000,000 and (vii) on January 17, 2018 in the aggregate principal amount of $1,000,000. As discussed above under “–Purchase Agreement and Debt Refinancing,” all of the outstanding principal under the Anderson Note converted into shares of our common stock and warrants to purchase shares of our common stock issued to Ospraie at the closing of the February 2018 Financing Transactions.

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Woods and Mago Consulting Agreements with Ospraie

Each of our directors Robert A. Woods and Yogesh Mago has a consulting agreement with Ospraie Management, an affiliate of Ospraie, one of our 5% stockholders. For their services as consultants to Ospraie Management, each of Mr. Woods and Mr. Mago has and will continue to receive a monthly fee for the term of their respective consulting agreements. In addition, Mr. Woods and Mr. Mago each have been granted an indirect interest in our equity securities held by Ospraie and its affiliates, and therefore have an indirect interest in the transactions described above in “—Purchase Agreement and Debt Refinancing.”

Executive Compensation and Employment Arrangements

Please see the section entitled “Executive Compensation” above for information on compensation arrangements with our executive officers and agreements with, and offer letters to, our executive officers containing compensation and termination provisions, among others.

Director and Officer Indemnification and Insurance

See the section entitled “Limitations of Liability and Indemnification Matters” above.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC adopted rules that permit us to send a single annual report and proxy statements to any household at which two or more stockholders reside unless we have received contrary instructions from one of the stockholders. Each stockholder will continue to receive a separate proxy card. Upon written or oral request to our Corporate Secretary, Linda V. Moore, at 1540 Drew Ave., Davis, California 95618 or by phone at (530) 750-2800, we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request. Any stockholders who share the same address and currently receive multiple copies of our proxy materials who wish to receive only one copy in the future can contact the Corporate Secretary regarding such request at the address and phone number listed above.

A number of brokerage firms have already instituted householding. If your household has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

AVAILABLE INFORMATION

Form 10-K

Our annual report on Form 10-K for the fiscal year ended December 31, 2017 is being mailed concurrently with the mailing of these proxy materials. Upon written request to our Corporate Secretary, Linda V. Moore, at the address of our principal executive offices, the exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

Internet Availability of Proxy Materials

In addition to the mailing, the notice of the annual meeting, this proxy statement and the proxy card are available for your review, print and download on our website at investors.marronebio.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this proxy statement.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Pamela G. Marrone, Ph.D.
Chief Executive Officer

April 30, 2018

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Appendix A

MARRONE BIO INNOVATIONS, INC.

2013 STOCK INCENTIVE PLAN, AS AMENDED

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control actually occurs.

(i) “Change in Control” means a change in ownership or control of the Company after the Registration Date effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

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(ii) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Marrone Bio Innovations, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) months.

(q) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

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(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Director” means a member of the Board or the board of directors of any Related Entity.

(s) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(t) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

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(x) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(cc) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Plan” means this 2013 Stock Incentive Plan, as amended.

(ee) “Registration Date” means the first to occur of (i) the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

(ff) “Related Entity” means any Parent or Subsidiary of the Company.

(gg) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(hh) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ii) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(jj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(kk) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(ll) “Share” means a share of the Common Stock.

(mm) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

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3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 14,452,472 Shares, plus any Shares that would otherwise return to the Company 2011 Stock Plan (the “2011 Plan”) as a result of forfeiture, termination or expiration of awards previously granted under the 2011 Plan (ignoring the termination or expiration of the 2011 Plan for the purpose of determining the number of Shares available for the Plan), and commencing with the first business day of each fiscal year of the Company thereafter, beginning with the year following the year of the initial public offering of the Common Stock, such maximum aggregate number of Shares shall be increased by a number equal to the least of (i) three and one-half percent (3.5%) of the number of shares of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year or (ii) a lesser number of Shares determined by the Administrator. Notwithstanding the foregoing, subject to the provisions of Section 10 below, of the number of Shares specified above, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be 1,600,000 Shares. SARs payable in Shares shall reduce the maximum aggregate number of Shares which may be issued under the Plan only by the net number of actual Shares issued to the Grantee upon exercise of the SAR. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of The NASDAQ Stock Market LLC (or other established stock exchange or national market system on which the Common Stock is traded) or Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(iv)) or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

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(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

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(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, and (xvi) economic value added, (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be eight hundred thousand (800,000) Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional eight hundred thousand (800,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(h) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

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(i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

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(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

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(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Such adjustments shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

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(b) Acceleration of Award Upon Corporate Transaction or Change in Control. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Change in Control. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control, shall remain fully exercisable until the expiration or sooner termination of the Award.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause including, but not limited to, Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan,” “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

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17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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